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Exhibit 23(p-4)

                         (FIRST STATE INVESTMENTS LOGO)

FIRST STATE INVESTMENTS

CODE OF ETHICS

ISSUED BY THE LEGAL, COMPLIANCE & RISK TEAM

APRIL 2006


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                           CODE OF ETHICS INTRODUCTION

                                    CONTENTS

1.   INTRODUCTION
2.   CODE OF CONDUCT - THE STANDARDS
3.   PERSONAL ACCOUNT DEALING
4.   INSIDER DEALING & MARKET ABUSE
5.   CONFLICTS OF INTEREST
6.   GIFTS & CORPORATE HOSPITALITY
7.   CONFIDENTIALITY
8.   WHISTLE BLOWING
9.   COMPLIANCE RESPONSIBILITIES


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                         CODE OF ETHICS - INTRODUCTION

1. INTRODUCTION

The Code of Ethics and Conduct (the Code) is intended to ensure compliance with the following general principles:

-    The duty at all times to place the interests of clients first;

- The fundamental standard that, individuals should not take inappropriate advantage of their positions; and

- The effect of these principles is to prohibit any person covered by the Code using information concerning the investment intentions of First State Investments or undertaking any act or practice for personal gain or in a manner detrimental to a client.

In particular individuals must not engage in fraud, deceit or any manipulative practice or act in a manner, which could be, considered a breach of trust. Individuals must not make a statement that is untrue or omit a material fact which, as a result, may mislead.

The Code sets down fourteen standards for appropriate ethical and professional conduct. These standards underpin all of First State's business relationships, however it is important to understand that they merely introduce the main issues. All individuals covered by the Code must apply these standards according to their own needs and corporate roles.

Breach of the Code will be treated as misconduct and will give rise to disciplinary action. Any breach of the Code which is in First State's opinion, wilful, reckless, or negligent on the employee's part and of a serious nature, will be treated as gross misconduct and will lead to instant dismissal.

This document sets out the circumstances when the Code applies; to whom it applies; and the procedures, which must be followed. The Code encompasses the following procedures;

     -    Personal Account Dealing

     -    Insider Dealing & Market Abuse

     -    Conflicts of Interest

     -    Gifts & Corporate Hospitality

     -    Confidentiality

     -    Whistle Blowing


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                         CODE OF CONDUCT - THE STANDARDS

2. CODE OF CONDUCT - THE STANDARDS

1.   COMPLIANCE WITH THE LAW

The directors and employees of the Group are bound by the laws of the country in which they operate. Where possible, all employees should be given access to, and have read, the operating rules and regulations in appropriate procedure manuals. Where concerns arise, legal advice must be sought before any action or decision is taken.

2.   PROTECTION OF FIRST STATE INVESTMENT'S INTERESTS

The Group's employees strive to conduct themselves with honesty and integrity beyond the test of legal legitimacy. They should avoid actions that compromise the Group's interests or objectives and alert the Group if ever these circumstances arise.

3.   CONFLICT OF INTEREST

Employees owe their first business loyalty to the Group. Those employees wishing to serve as directors or trustees of another organisation shall, where that service potentially conflicts with the Group's interests, advise and seek approval from management. Professional members should be careful to avoid acting in conflict with the Group when representing their profession. Employees understand that they should not use their Group authority for political interests at any time, or for community interests when it is unauthorised by the Group.

4.   PROTECTION OF INFORMATION PRIVACY

Employees must respect the confidentiality and observe the privacy of information about customers and colleagues. The security and proper use of customers information is mandatory. Employees should exercise care in conversation outside the Group and never use customer information or other Company resources for private purposes. The requirement of customer and Group information privacy remains even after leaving First State Investment's employment.

5.   CONFIDENTIALITY OF GROUP INFORMATION

Information about the Group which is specifically designed and authorised for publication, can be used by all employees. However, all other information about the Group and its customers (including statements to the media) should only be released to legitimately interested parties by authorised employees. Employees must never make improper use of information, documents or other Company resources obtained in the course of employment with First State.


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                         CODE OF CONDUCT - THE STANDARDS

When handling confidential information, employees must ensure that any papers or files are stored properly and not left in places that are visible. Likewise, information should not be left on computer screens.

Obligations of confidentiality and proper use of information continue even after leaving First State Investment's employment.

6.   ACTION WITHIN DELEGATED AUTHORITY

Management have a responsibility to inform all employees of the limits of their authority. When uncertain of their authority or of matters relating to policy, employees should seek clarification before acting or speaking on behalf of the Group.

7.   USE OF SYSTEMS

All employees must use facilities appropriately, as unauthorised use will be treated seriously. For example, private passwords to computer files should remain private and unauthorised access to confidential information is prohibited.

8.   INTEGRITY OF RECORDS

All accounts are accurately maintained so that no transaction will breach the limits of the documentation supporting it. Fraud or misuse of records must be reported.

9.   STEALING OR MISAPPROPRIATION

Directors and employees understand that no person will misuse funds or property, nor assist others to do so. Any breach of this fundamental directive must be reported to management and will result in the matter being notified to police and/or other legal action being taken.

10.  INSIDE INFORMATION

No employee of the Group will use inside information for private gain, for themselves or others.

11.  IMPROPER BENEFITS

The Group's policy on improper benefits is that employees must not accept any payments, gifts or entertainment beyond that which is considered as normal business practice. If a gift is offered that could be construed by others as improper, then that gift must be reported to the Chief Executive.


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                         CODE OF CONDUCT - THE STANDARDS

12.  SOCIAL RESPONSIBILITY

All employees are to be mindful of the social ramifications of their actions. All employees, have an obligation when representing the Company at any social function whether it be on the company premises, at a specific venue off site, or as a guest of another organisation to act in a responsible and professional manner. Additionally, the Group accepts responsibility for its social impact as a service provider, employer and corporate citizen. The Group is committed to equal opportunity, personal rights and freedom and prevention of harassment in all aspects of its operations.

13.  BREACHES OF CONDUCT

All employees are required to report breaches of conduct. The full protection of the Boards in the international funds management business of First State Investments, in relation to the reporting, will be granted to anyone who reports misconduct.

14.  OBSERVANCE OF THE CODE OF CONDUCT

The Group's managerial staff undertake to make the Code of Conduct known and accessible to all employees, distributors and consultants. We will take care that its application is enacted in word and spirit.


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                         PERSONAL ACCOUNT DEALING POLICY

3. PERSONAL ACCOUNT DEALING POLICY

1. INTRODUCTION

The First State Investments Policy relating to Personal Account Dealing applies to ALL Directors, Officers and Employees (RELEVANT PERSONS) of the FSA regulated companies and their CONNECTED PERSONS (as defined in the Glossary, Appendix G). The FSA Rules require that each Firm ensures that it has the appropriate controls and monitoring arrangements implemented and maintained regarding the Personal Account Dealing rules in respect of the RELEVANT PERSONS, as described above.

In addition to the FSA requirements, the Policy sets out the SEC requirements which are applicable to some employees as a consequence of US accounts managed by First State Investments International in the United Kingdom.

Compliance with the First State Investments Personal Account Dealing Policy constitutes part of an employee's contract of employment, and consequently any significant breaches of the policy may be dealt with through the Disciplinary process.

2. PURPOSE

The Policy is intended to ensure compliance with the following general principles:

     -    The duty at all times to place the interests of clients first;

     - The fundamental standard that, individuals should not take inappropriate advantage of their positions; and

     - The requirement that all personal account securities transactions be consistent with this Policy so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

The effect of these principles is to prohibit any person covered by the Policy using information concerning the investment intentions of First State Investments or undertaking any act or practice for personal gain or in a manner detrimental to a client. In particular individuals must not engage in fraud, deceit or any manipulative practice or act in a manner, which could be, considered a breach of trust. Individuals must not make a statement that is untrue or omit a material fact which, as a result, may mislead. This document sets out the circumstances when the Policy applies; to whom it applies; and the procedures, which must be followed.

First State Investments reserves the right to require a member of staff to reverse a deal where these principles or the Policy have been breached. Such a decision will only be made by the Chief Executive Officer and Head of Legal, Compliance & Risk, although it is anticipated that this right will be used only in rare circumstances. First State Investments will expect the individual to bear any costs in this situation.

3. SCOPE

As mentioned above, this Policy applies to all RELEVANT PERSONS, which includes all employees, and their CONNECTED PERSONS with regard to obtaining authority to deal


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                         PERSONAL ACCOUNT DEALING POLICY

and disclosing certain transactions. Furthermore, there are some additional sections covering reporting requirements that are only relevant to employees (and their CONNECTED PERSONS) involved in the management of US accounts. These individuals are referred to as ACCESS PERSONS by virtue of their access to investment information prior to dealing on behalf of clients, and include PORTFOLIO MANAGERS, investment analysts and dealers.

Authority to trade is required for all transactions involving any SECURITY except for those which are set out in Section 4 Exemptions.

4. PRE-CLEARANCE EXEMPTIONS

The FSA Rules prescribe that notifications regarding personal account transactions must be received in respect of investments similar or related to those undertaken by the firm. As such, the following types of Investment do not require pre-clearance, although they may need to be disclosed at a later stage (as set out in section 6):

     -    GOVERNMENT AND OTHER PUBLIC SECURITIES;

     -    Life Policies;

     - Units or shares in a regulated Collective Investment Scheme (including shares issued by an open-ended investment company registered under the US Investment Company Act 1940); unless First State or a control affiliate acts as the investment adviser or principal underwriter for the fund

     -    National Savings accounts;

     -    Building Society accounts;

     - Transactions which are non-voluntary on the part of the RELEVANT PERSON. eg. where no control is exercised by the RELEVANT PERSON i.e. a 'blind trust';

     - Purchases as a result of the exercise of rights issued pro-rata to all holders of a class of securities, to the extent that such rights were acquired from the issuer, and the sale of such rights;

     - Regular Monthly purchases through a UK investment trust savings scheme, collective investment scheme or dividend reinvestment plans;

     - Other circumstances considered similar to the above by the Head of Legal, Compliance & Risk and the Chief Executive Officer. The particular circumstances should be notified to Legal, Compliance & Risk by e-mail.

Note: For PEP and ISA transactions the underlying investment should determine whether the transaction falls within the requirements of this Policy.

5. PROCEDURES - PRE-CLEARANCE AUTHORITY TO TRADE

5.1 Application

This applies to all RELEVANT PERSONS, including all employees and their CONNECTED PERSONS.

5.2 Prior Authorisation

Authorisation of personal SECURITY transactions by all RELEVANT PERSONS and CONNECTED PERSONS is required before the transactions take place and should be evidenced on the Form set out in Appendix A. It is permissible to request approval by


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                         PERSONAL ACCOUNT DEALING POLICY

email or fax. This includes all transactions where the person has indirect control through a trust or partnership.

Where proper authority has not been obtained First State Investments may require the transaction to be reversed at the expense of the individual.

5.3 Period of Authorisation

Authorisation is only valid for the following two working days. For example, authorisation given on Monday is valid until close of business on Wednesday. In circumstances where the transaction has not been completed or there have been amendments to it a further authorisation is required.

5.4 Authorisation Rationale

Authorisation will not be given if the transaction is listed in the prohibitions in Section 7. The Authorisation Form poses a number of questions which are intended to determine whether the proposed deal raises any direct or indirect conflict of interest with a First State Investments customer. If there is any doubt regarding this then authority will not be given. Authorised Signatories will consider whether any personal transaction in a SECURITY held by any client of First State Investments leads to a conflict. This is known as the "Contra Trading" Rule.

5.5 Authorised Signatories

Authorisation must be obtained from the relevant Authorised Signatories. Authorisation should be obtained from the relevant Head of Desk or, in his absence, his alternative as specified in the list of authorised signatories. The List of Authorised Signatories is attached, as Appendix B. Legal, Compliance & Risk will maintain this list (which will also be available to all staff through the Compliance area of the intranet).

Heads of Desk are authorised to approve deals within their geographic area, ie. Deals in an Asia Pacific market should be authorised by the Head of the Asia Pacific Desk, or their delegate. In relation to transactions in deals in geographic areas where there is no Desk managed at First State (e.g. North American equity) should be authorised by the Head of Desk of the person wishing to deal. They should not authorise any such trade unless they can demonstrate conclusively that the transaction does not conflict with transactions for other First State customers.

Heads of Desk must obtain authorisation from a person of equal status or alternatively the Chief Executive Officer. In circumstances where the Head of Desk wishes to complete a personal transaction in a SECURITY covered by the Desk he/she manages then authorisation must be given by the Chief Exceutive Officer or the Head of Legal, Compliance & Risk.

For a personal transaction by a Head of Desk in a SECURITY that falls within another geographic area, authorisation can only be given by that specific area's Head of Desk or the Chief Executive Officer.

Authorised Signatories must be approved by the directors of the relevant FSA regulated First State entities.


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                         PERSONAL ACCOUNT DEALING POLICY

5.6 Credit or Special Terms

It is not permissible to request or accept any credit or special terms concerning the transaction. This includes the operation of Margin Accounts. It is expected that all transactions be settled in cash on settlement day.

5.7 Brokerage Accounts

All ACCESS PERSONS must disclose to Legal, Compliance & Risk any Brokerage Accounts held. Any new accounts must be reported via Quarterly Transaction Statements and Annual Holdings Reports.

5.8 Transaction Reporting

Contract Notes

On every occasion prior authorisation is sought Legal, Compliance & Risk must be supplied with a copy of the completed Authorisation Form and the relevant Contract Note. This information must be supplied within five business days of the transaction. Failure to do so will be recorded as a breach.

Legal, Compliance & Risk must also keep a record of each approval given by the Chief Executive Officer for an individual to participate in an Initial Public Offering or a Private Placement. This record must include the rationale for the approval.

Where authority has been denied to proceed with a personal transaction the Authorised Signatory is responsible for notifying Legal, Compliance & Risk and the Chief Executive Officer.

5.9 Investment in First State Funds and exercise of CBA share options

FIRST STATE FUNDS

Transactions in the First State Funds (OEIC, SOSCOT & VCT) by RELEVANT PERSONS, including all employees and their CONNECTED PERSONS, fall within the scope of the Policy and require the completion of the Funds Dealing Form (Appendix C).

In order to ensure that the required information is recorded, pre-deal UK Management Team approval should be obtained using the Staff Funds Dealing Form, which should be completed by the staff member.

For SOSCOT or VCT transactions, in order to confirm that there is no known legal or compliance restriction in relation to the proposed transaction, authorisation to deal must also be obtained from the Legal Team within Legal, Compliance & Risk (Adrian Smith or Gillian Davies) before the transaction is executed.

For OEIC and VCT transactions the Funds Dealing Form must then be submitted to Client Services, together with the share application form/dealing instruction, for the deal to be processed. It is the staff member's responsibility to ensure correct form completion. Incorrect or incomplete forms will not be processed and will be returned to the staff member.

For SOSCOT deals the Funds Dealing Form will be retained by Legal, Compliance & Risk.


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                         PERSONAL ACCOUNT DEALING POLICY

CBA SHARE OPTIONS

Where an employee who has previously been granted CBA share options wishes to exercise any of the options the following procedure should be followed:

     - Notify Executive Manager, Employee Equity Systems in Sydney (Belinda Watters) of the desire to exercise share option and confirm intended size and date of exercise

     - Await confirmation from Executive Manager, Employee Equity Systems of approval of exercise request by Allotment Committee

     - Email CEO (cc CEO Secretary, HR Manager (Jacqueline Boateng) and Head of Legal, Compliance & Risk) confirming intention to trade within 2 days

     -    Execute transaction

     -    Include details of transaction in quarterly transaction report

6. PROCEDURE - DISCLOSURE/REPORTING

6.1 Disclosure for All Directors, Officers & Employees & CONNECTED PERSONS

Although there is no requirement to obtain appropriate authority to deal, all RELEVANT PERSONS, including employees and their CONNECTED PERSONS must disclose any short term trading in a Collective Investment Scheme or Mutual Fund,. Short term trading is defined as the purchase and then subsequent sale or switch within 30 calendar days of the initial transaction.

Disclosure/Reporting for ACCESS PERSONS & their CONNECTED PERSONS

6.2 Application

These requirements are derived from the SEC Rules on Personal Account Dealing and only apply to ACCESS PERSONS and any Connected Person and are in addition to the reporting requirement in 6.1 above.

6.3 Initial Holdings Report (Appendix D)

An Access Person must provide to Legal, Compliance & Risk an Initial Holdings Report listing all securities in which the Access Person has, a beneficial interest or control, no later than 10 calendar days after he or she becomes an Access Person. This would include those Securities owned by a Connected Person. This Report must disclose any ownership of Funds that are managed or administered by First State Investments, GOVERNMENT AND OTHER PUBLIC SECURITIES, and investment in collective investment schemes.

The information included on this report must include:

     -    Title of SECURITY

     -    Number of shares

     -    Principal amount of SECURITY

     - Name of any broker, dealer or bank with whom the Access Person maintains an account in which securities were held for the Access Person.

     -    Submission date of the report


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                         PERSONAL ACCOUNT DEALING POLICY

6.4 Quarterly Transaction Statement (Appendix E)

An Access Person must make a report within 10 calendar days of each calendar Quarter certifying that all investment transactions during the period are included within the report. In practice a schedule of transactions where prior authority has been given will be supplied by Legal, Compliance & Risk. The Access Person will have to add all transactions where prior authority was not required i.e. corporate actions, scrip issues noting the reason authorisation was not required, in Funds managed or administered by First State Investments, GOVERNMENT AND OTHER PUBLIC SECURITIES, life policies, investment in collective investment schemes and exercise of share options. For any Access Person of First State or a Fund advised by First State, disclosure of pre-clearance exemption investments is required in the Quarterly Transactions Statements. Investments which are exempt from disclosure by these individuals are:-

Direct obligations of the Government of the United States; Bankers' acceptances, bank certificates of deposit, commercial paper and higher quality short-term debt instruments, including repurchase agreements;

     -    Life Policies;

     -    National Savings; and

     -    Building Society accounts

The report should also disclose any new brokerage accounts opened in the quarter.

6.5 Annual Holdings Report (Appendix F)

An Access Person must within 10 calendar days of the request provide a current (information must be correct within the most recent 30 days) statement of holdings including the same information as the Initial Holdings Report.

Share options must be declared / position updated on the Annual Holdings Report. This includes instances of new share options received as well as lapse of options. However, if there is an exercise of options this must also be declared on the corresponding Quarterly Transaction Statement in addition to the Annual Holdings Report.

Legal, Compliance & Risk will notify ACCESS PERSONS of the request annually which will be at the end of December.

6.6 Annual Certification of understanding and compliance (Appendix F)

All ACCESS PERSONS shall within 10 days of employment and at least annually thereafter, certify that they have read and understood this Policy, recognised that they are subject to it, have complied with its requirements and have disclosed or reported all required personal transactions and holdings.

7. PROHIBITIONS

The following are prohibited:

     a) Transactions in an Investment at any time, which is known or should reasonably be known would contravene the provisions of Part V of the Criminal Justice Act 1993 by virtue of acting on information which is not readily available in the public


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                         PERSONAL ACCOUNT DEALING POLICY

          domain (See Insider Dealing), or the provisions of the Financial Services and Markets Act 2000 concerning market abuse.

     b) Transactions in circumstances where First State Investments would be prohibited from that transaction, for instance where it was publishing research. (Currently First State Investments does not trade on its own account)

     c) Transactions in circumstances where a conflict of interest is known or should be known. Specifically, this includes ACCESS PERSONS being prohibited from personal transactions where First State Investments has an open order for the same security. This also covers transactions where the SECURITY is BEING CONSIDERED FOR PURCHASE OR SALE.

     d) No RELEVANT PERSON may purchase, sell or dispose of any SECURITY within 15 calendar days before or after the purchase or sale of that SECURITY on behalf of a FUND for which First State Investments manages or advises on. In some cases, individuals, with the exception of PORTFOLIO MANAGERS, may be permitted to deal within 15 calendar days providing there is no potential conflict, nor that the deal would restrict quantity of shares on the market, nor that the transaction is likely to affect the price. If a deal is permitted prior written authority must be obtained from the Chief Executive Officer or Head of Legal, Compliance & Risk. First State does not currently publish research.

     e) No RELEVANT PERSON may purchase, sell or dispose of any SECURITY within 7 calendar days before or after the intended publication date for investment research with regard to that SECURITY, issuer or related investment. In some cases, individuals, with the exception of Investment Analysts, will be permitted to deal within 15 calendar days providing they can demonstrate they have no knowledge of the research. If a deal is permitted prior written authority must be obtained from the Chief Executive Officer or Head of Legal, Compliance & Risk.

     f) The Chief Executive Officer has the discretion to place an embargo on certain transactions if they are considered not to be in the interests of First State Investments.

     g) Transactions in Securities, which appear on the Stop List, maintained by Legal, Compliance & Risk.

     h) Personal transactions where the appropriate authority has not been given.

     i) Speculative business is not permitted. Speculation in this sense does not refer to either the frequency of dealing or to the quantity of securities being dealt in but rather to the size and nature of the deal. "Speculative business" would certainly include all deals of such a size that the individual could not reasonably afford to settle them if required to do so at any stage, but this is not necessarily limited solely to deals falling in this category. The selling short of a SECURITY would also fall into this category.


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                         PERSONAL ACCOUNT DEALING POLICY

     j) Trading in derivatives (including financial spread betting and trading in contracts for difference) is prohibited unless the express written permission of the Head of Legal, Compliance & Risk has been obtained before the transaction is executed. In addition, it is a requirement that arrangements must be made for contract notes to be sent directly to Legal, Compliance & Risk by the applicable broker.

     k) Profit from the purchase and sale, or sale and purchase, within any 60-day period, of any SECURITY, except for those Investment types listed in Section 4 Exemptions. Any profits realised on such trades must be disgorged following instructions from the Head of Legal, Compliance & Risk and Chief Executive Officer. In circumstances where an investment has fallen in value within this period, the subsequent sale of the holding to minimise further loss will be permitted and written authority must be obtained from the Chief Executive Officer or the Head of Legal, Compliance & Risk.

     l) No person to whom this Policy applies may participate in an Initial Public Offering except purchases of shares of a savings association, insurance company, or similar institution, under an existing right as a policyholder or depositor, that have been approved and pre-cleared in advance by the Chief Executive Officer.

     m) No person to whom this Policy applies may participate in Private Placements unless in addition to the normal prior authority requirements (detailed below), the Head of Legal, Compliance & Risk has also given written consent prior to the transaction.

     n) Membership in Investment Clubs i.e. - a group of people who pool their assets in order to make joint investment decisions (typically a vote) on which Investments to buy, hold or sell.

     o) No person may serve on the Board of Directors or Trustees of a business entity, where that role potentially conflicts with First State's interests, without prior written approval of the UK Management Team.

     p) No person should deal in covered or related investments, except where the dealings are not contrary to research recommendations, or in particular circumstances so as to liquidate a position, and prior written authority has been given by the Chief Executive Officer or Head of Legal, Compliance & Risk.

FOR ACCESS PERSONS ONLY

ACCESS PERSONS may not arrange a transaction in the securities of an issuer on behalf of a FUND where the Access Person has beneficial ownership of securities of the same issuer unless the Head of Legal, Compliance & Risk has been notified and has given consent.

8. LEGAL, COMPLIANCE & RISK RESPONSIBILITIES


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                         PERSONAL ACCOUNT DEALING POLICY

8.1 Monitoring

Legal, Compliance & Risk will monitor transactions reported through receipt of each authorisation given and review all reports on an ad hoc and monthly basis.

8.2 Identification of ACCESS PERSONS

Legal, Compliance & Risk will maintain a list of ACCESS PERSONS and inform such persons of their reporting obligations. HR should notify Legal, Compliance & Risk of all appointments in order to ensure that individuals are made aware of their status under this Policy and are given appropriate training to ensure understanding.

8.3 Authority to trade in First State Funds

For deals by staff or their family members in First State Funds (OEIC, Scottish Oriental Smaller Companies Trust Plc or VCT), the Funds Dealing Form (Appendix
C) must be completed.

For SOSCOT or VCT transactions, authorisation to deal must be obtained from the Legal Team within Legal, Compliance & Risk (Adrian Smith or Gillian Davies) before the transaction is executed.

For OEIC and VCT transactions the Funds Dealing Form must be submitted to Client Services, together with the share application form/dealing instruction, for the deal to be processed.

For SOSCOT deals the Funds Dealing Form will be retained by Legal, Compliance & Risk.

8.4 Filings and Record Keeping

Legal, Compliance & Risk will maintain the records and filings and advise when a Report has to be filed. The Records will only be available to the UK Management Team, Directors and FSA/SEC.

The records maintained shall include:

     - A copy of this Policy and any other Policy in effect during the most recent 5 year period.

     -    A record of any breaches of the Policy and action taken.

     -    A copy of all reports submitted by Legal, Compliance & Risk.

     - A list of persons covered by the Policy for the most recent 5-year period and copies of all reports filed during that period.

     -    A copy of each completed authorisation form.

     - A record of each transaction where the Head of Legal, Compliance & Risk has given permission, for instance Private Placements.

     - All records must be maintained for at least five years, or such longer period as required by the rules of FSA or the SEC.

8.5 Approval of Personal Account Dealing Policy

The UK Management Team will approve the First State Investments Personal Account Dealing Policy and Procedures and any amendments thereto.


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                         PERSONAL ACCOUNT DEALING POLICY

The Board of Trustees of each relevant FUND will approve material changes to the Personal Account Dealing Policy and Procedures within six months of their effective date.

Last Updated April 2006


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                         PERSONAL ACCOUNT DEALING POLICY

                APPENDIX A - PERSONAL DEALING AUTHORISATION FORM

1.   Proposed Transaction

Name: ____________________   Ext: _____   Status: Relevant Person/Access Person/
                                          Portfolio Manager

Broker: _______________________________   Purchase/Sale: _______________________

Security: _____________________________   Quantity: ____________________________

Approx Price: _________________________   Approx Consideration: ________________

Comments: ______________________________________________________________________


Signature: ____________________________   Date: ________________________________

2.   Authorisation

The following questions must be completed in all cases.

Are funds dealing in this security now?                                 Yes / No

Have funds dealt or considered dealing in this security in the past
fifteen days?                                                           Yes / No

Do funds intend to deal soon?                                           Yes / No

Would the staff transaction cause a restriction on quantity of
securities available for our funds?                                     Yes / No

Would the staff transaction cause the price to be pushed up or down such that our funds would have to pay more or receive less than would
otherwise be the case?                                                  Yes / No

Is Buying by our funds likely to push the price up such that the
staff member could then appear to be "front running".                   Yes / No

Is the security on the Restricted List                                  Yes / No

Does the proposed transaction create any potential conflict?            Yes / No

Comments: ______________________________________________________________________

Authorisation (Investment Desk): ______   Time and Date: _______________________

The Transaction must be completed within the next two following working days after Authorisation. Any amendments to the above will require further Authorisation.

A Contract Note must be supplied to Legal, Compliance & Risk Department within 5 business days of the completed transaction. Please advise Legal, Compliance & Risk if the transaction does not take place.

3.   Verification

To be completed by Legal, Compliance & Risk

Date Contract Note received: _____________

Record Contract Note details

Name: _________________________________   Time & Date: _________________________

Broker ________________________________   Purchase/Sale: _______________________

Security: _____________________________   Quantity: ____________________________

Price: ________________________________   Consideration: _______________________

Are these details consistent with         Authorised Signatory? Yes/No
Section 1? Yes/No

Comments: ______________________________________________________________________

Checked by: ___________________________   Date: ________________________________

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                 PERSONAL ACCOUNT DEALING POLICY

       APPENDIX B - PERSONAL DEALING AUTHORISED SIGNATORIES

       GEOGRAPHIC AREA            AUTHORISER         ALTERNATIVE      ULTIMATE AUTHORITY
-----------------------------   ---------------   -----------------   ------------------
       Global Equities            David Leary      Andrew Dalrymple       Tom Waring

    Asia Pacific Equities       Angus Tulloch /          TBC              Tom Waring
(including Australia and New      Stuart Paul
  Zealand, excluding Japan)

Emerging Europe, Middle East,   Angus Tulloch /      Alan Nesbit          Tom Waring
  Africa and Latin American       Stuart Paul
          Equities

     AIM-listed Equities         Paul Jourdan       Mikhail Zverev        Tom Waring

       Fixed Interest            Murray Collis    Guillaume Paillat       Tom Waring

The Authorisation Policy is as follows:

In essence the requirement is for the relevant geographic Head of Desk to authorise deals within the limits of their geographic area. i.e. deals in an Asia Pacific market should be authorised by the Head of the Asia Pacific Desk. Heads of Desk must obtain Authorisation from a person of equal status or the Chief Executive Officer.

The alternative person should only be approached in the absence of the Head of Desk.

If neither the Authorised Signatory nor his alternative is available, the required pre-deal authorisation should be achieved by obtaining approval from both, the Head of Investment Operations and the Head of Legal, Compliance & Risk.

Authorised Signatories must be approved by the Directors of the relevant FSA regulated First State entities.

Where proper authority has not been obtained First State Investments may require the transaction to be reversed at the expense of the individual.

                   PERSONAL ACCOUNT DEALING POLICY

                   APPENDIX C - FUNDS DEALING FORM

OEIC, SCOTTISH ORIENTAL SMALLER COMPANIES TRUST
PLC & FIRST STATE INVESTMENTS AIM VCT PLC
STAFF DEALING APPROVAL FORM

This form must be completed for all purchases and sales of shares in the First State OEIC, Scottish Oriental Smaller Companies Trust Plc or VCT, made by employees of First State Investments and their family members.

Please complete only Part A or Part B before signing the form and obtaining the required approval.

A separate form must be completed for each instruction submitted.

PART A : EMPLOYEE DEALS

Name of employee: ______________________________________________________________

Telephone extension: ___________________________________________________________

Purchase / sale: _______________________________________________________________

Number of shares/amount(L): ____________________________________________________

OEIC Fund Name(s) & share class(es), SOSCOT or VCT

PART B : DEALS BY FAMILY MEMBERS

Name of family member: _________________________________________________________

Purchase / sale: _______________________________________________________________

Number of shares/amount(L): ____________________________________________________

OEIC Fund Name(s) and share class(es), SOSCOT or VCT

Name of employee: ______________________________________________________________

Telephone extension: ___________________________________________________________

Relationship of applicant with First State employee: ___________________________

Is the applicant a Connected Person ?                                   Yes / No

See definition below.


EMPLOYEE SIGNATURE:                       Date:
                    -------------------         --------------------------------

UK MANAGEMENT TEAM APPROVAL

Name:
      ---------------------------------


Signature:                                Date:
           ----------------------------         --------------------------------

LEGAL, COMPLIANCE & RISK APPROVAL (SOSCOT & VCT DEALS ONLY)

Name:
      ---------------------------------


Signature:                                Date:
           ----------------------------         --------------------------------

DEFINITION OF CONNECTED PERSONS

Connected persons are anyone connected to a First State Investments employee by reason of a domestic (including all immediate family members living in the same household) or business relationship (other than as arises solely because that person is a customer of First State Investments) and such that the employee has :

Influence over that person's investment decisions or has direct or indirect beneficial ownership of that person's investments.

FOR CLIENT SERVICES USE ONLY:

Deal date: _______ Deal ref: ______ No. of shares: ______ Consideration: _______

                   PERSONAL ACCOUNT DEALING POLICY

                   APPENDIX C - FUNDS DEALING FORM

AUTHORISED SIGNATORIES FOR FUNDS DEALING FORM

UK Management Team

Tom Waring
Greg Cooper
Chris Crawford
Michael Stapleton
Rajeev Gupta
Grant Ferguson
Chris Turpin

Legal, Compliance & Risk

Adrian Smith
Gillian Davies
Rajeev Gupta

                            PERSONAL ACCOUNT DEALING

                       APPENDIX D - PERSONAL HOLDINGS FORM

                             PERSONAL HOLDINGS FORM
                                 INITIAL/ANNUAL

TITLE AND TYPE OF SECURITY   SEDOL/ISIN   PRINCIPAL AMOUNT   QUANTITY
--------------------------   ----------   ----------------   --------


Name of any broker, dealer or bank with whom the Access Person maintains an account in which securities are held for the Access Person's direct or indirect benefit.

Name of broker   Date account established
--------------   ------------------------


I confirm that the above states all of my Personal Holdings and broker accounts which fall within the Scope of the Personal Dealing Procedures.


PRINT NAME:
            -------------------------


SIGNED:                                 DATE:
        -----------------------------         ----------------------------------

THE PERSONAL HOLDINGS FORM MUST BE RETURNED TO JOHN BATT, LEGAL, COMPLIANCE & RISK (EDINBURGH) BY ... DATE

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                         PERSONAL ACCOUNT DEALING POLICY

                    APPENDIX E - QUARTERLY TRANSACTION REPORT

PERSONAL DEALING TRANSACTION STATEMENT        1st January 200X - 31st March 200X

TRANSACTIONS WITH PRIOR AUTHORISATION

In order to demonstrate compliance with the FSA and SEC requirements the statement below shows the Personal Deals that are recorded on the Register maintained by Legal, Compliance & Risk Department indicating that Prior Authorisation was given.

Please review the data and confirm its accuracy by signing the attached Declaration.

                                   PRICE PER
DATE   SECURITY   B/S   QUANTITY     SHARE     CONSIDERATION
----   --------   ---   --------   ---------   -------------


TRANSACTIONS NOT REQUIRING PRIOR AUTHORISATION

Access Persons are required to provide an Annual Statement of all their holdings. The procedures do not require certain involuntary transactions to have Prior Authorisation and therefore to ensure the records reconcile, Access Persons must disclose all such transactions in the period. These will include corporate actions and purchases in Investment Trust Savings schemes, collective investment schemes, Government and Other Public Securities. This requirement also includes transactions in Funds managed by First State.

                                   PRICE PER
DATE   SECURITY   B/S   QUANTITY     SHARE     CONSIDERATION
----   --------   ---   --------   ---------   -------------


Brokerage Accounts

Please add brokerage accounts opened in the last quarter.

NAME OF BROKER   DATE ESTABLISHED
--------------   ----------------


I confirm that the above is an accurate record of all my Personal Transactions, which fall within the Scope of the Personal Dealing Policy.


PRINT NAME:
            -------------------------


SIGNED:                                 DATE:
        -----------------------------         ----------------------------------

The Personal Transaction Statement must be returned to

JOHN BATT, LEGAL, COMPLIANCE & RISK (EDINBURGH) NO LATER THAN 10TH APRIL 200X

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                         PERSONAL ACCOUNT DEALING POLICY

                     APPENDIX F - ANNUAL DEALING CERTIFICATE
                       PERSONAL DEALING ANNUAL CERTIFICATE

ANNUAL HOLDINGS STATEMENT AS AT 1ST JANUARY 200Y

An Access Person must provide to Legal, Compliance & Risk a Holdings Report listing all securities in which the Access Person has a beneficial interest or control no later than 10 calendar days after he or she becomes an Access Person, and annually within 10 calendar days of the year end. This would include those Securities owned by a Connected Person. This Report must disclose any ownership of Funds that are managed or administered by First State Investments, Government and Other Public Securities and investments in collective investment schemes.

BROKERAGE ACCOUNTS

Please list all current Brokerage Accounts:

NAME   DATE OPENED
----   -----------


DECLARATION

I confirm that I have complied with the First State Personal Dealing Policy as set out in the Legal, Compliance & Risk Handbook over the period 1st January 200X to 31st December 200X.

The record of my personal transactions for the period 1st January 200X to 31st December 200X as shown is accurate.

The record of holdings provided is accurate as at 1st January 200Y


Signed                                  Date
       ------------------------------        -----------------------------------
Name
     --------------------------------

THIS DECLARATION MUST BE RETURNED TO LEGAL, COMPLIANCE & RISK BY 10TH JANUARY
200Y

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                         PERSONAL ACCOUNT DEALING POLICY

                              APPENDIX G - GLOSSARY

ACCESS PERSONS are

(i) Any director, officer, general partner or Advisory Person of a FUND or of a Fund's investment adviser.

(ii) All ACCESS PERSONS are also a RELEVANT PERSON.

Advisory Persons are

(i) Any employee of the FUND or investment adviser(or of any company in a control relationship to the FUND or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by a FUND, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

(ii) Any natural person in a control relationship to the FUND or investment adviser who obtains information concerning recommendations made to the FUND with regard to the purchase or sale of Securities by the FUND.

This will include all Fund Managers, Analysts or Dealers.

Beneficial Interest or Control - means any interest by which: (a) an Access Person exercises direct or indirect control over the purchase, sale or other disposition of a SECURITY; or (b) an Access Person or any member of his or her immediate family can directly or indirectly derive a monetary/financial interest from the purchase, sale, disposition or ownership of a SECURITY.

BEING CONSIDERED FOR PURCHASE OR SALE - means when a recommendation to purchase or sell a SECURITY has been made and communicated to a Portfolio Manager and with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Brokerage Account is a relationship established between a RELEVANT PERSON and a broker relating to the performance of personal account transactions, whereby the Legal, Compliance & Risk Department receives written confirmation of the arrangement and the individuals covered by the relationship e.g. a spouse. The broker shall agree to automatically send a copy contract note for each relevant transaction to the Legal, Compliance & Risk Department.

CONNECTED PERSONS are anyone connected to a RELEVANT PERSON by reason of a domestic (including all immediate family members living in the same household) or business relationship (other than as arises solely because that person is a customer of First State Investments) and such that the RELEVANT PERSON has:
Influence over that person's investment decisions or has direct or indirect beneficial ownership of that person's investments.

FUND Is any investment company registered under the US Investment Companies Act of 1940 for which First State Investments is an adviser or sub-adviser.

GOVERNMENT AND OTHER PUBLIC SECURITIES -

Means transferable securities which are investments failing within paragraph 3 of Schedule 1 to the Act which are issued by or on behalf of-

the Government of the United Kingdom, or of a member State other than the United Kingdom. a local authority in the United Kingdom or in any other member State; the Government of any of the countries listed in paragraph 6 of The Financial Services (Regulated Schemes) Regulations 1991, Part 5 Section B 5.11, or an international organisation of which the United Kingdom or another member State is a member, and also includes any investment which would have been such an investment had it been issued, as

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                         PERSONAL ACCOUNT DEALING POLICY

                              APPENDIX G - GLOSSARY

opposed to merely guaranteed, by a Government or local authority specified in a, b, or c above.

Portfolio Manager - means an Access Person who has the direct responsibility and authority to make investment decisions affecting a FUND. This status must be reflected on the Delegated Authorities List approved by the Chief Executive Officer.

Restricted List - means a list maintained by First State Investments that includes the names of any issuers about whom First State Investments has Insider Information.

RELEVANT PERSONs are all Employees of First State Investment Services (UK) Limited providing services to the following FSA Regulated Companies and Directors and Officers of those Companies:

Colonial First State Investment Managers (UK) Limited
First State Investments (UK) Limited
First State Investment Management (UK) Limited
First State Investments International Limited

The procedures describe all of the above companies under the name 'First State Investment' for ease.

All ACCESS PERSONS are also a RELEVANT PERSON.

SECURITY - means any stock or transferable share; note, bond, debenture or other evidence of indebtedness, investment contract, any warrant or option to acquire or sell a SECURITY, any financial futures contract, put, call, straddle, option, or any interest in any group or index of Securities, or in general, any interest or instrument commonly known as a "SECURITY".

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                     MARKET ABUSE AND INSIDER DEALING POLICY

                                    CONTENTS

i.   First State Investments Market Abuse and Insider Dealing Policy

ii.  First State Investments Procedure on Insider Dealing

iii. Insider Dealing Procedure Relating to the Scottish Oriental Smaller Companies Trust plc and First State Investments AIM VCT Plc

iv.  Appendix 1: Commonwealth Bank Guidelines for Employees on Insider Trading


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                     MARKET ABUSE AND INSIDER DEALING POLICY

1. FIRST STATE INVESTMENTS MARKET ABUSE AND INSIDER DEALING POLICY

INTRODUCTION

Market abuse will occur when insiders misuse or seek to misuse inside information for their own or an other's advantage, or where someone (who is not necessarily an insider) tries to distort the price of shares or other securities by misleading the market (for example, by engaging in artificial transactions or disseminating false or misleading information.)

This policy has been developed in order to incorporate the civil and criminal offences within the UK and to comply with the Commonwealth Bank's Guidelines for Employees on Insider Trading.

The requirements apply to all employees of First State Investment Services (UK) Limited providing services to the following FSA regulated companies and directors and officers of those companies:

     -    Colonial First State Investment Managers (UK) Limited

     -    First State Investments (UK) Limited

     -    First State Investment Management (UK) Limited

     -    First State Investments International Limited

This policy describes all of the above companies under the name "First State" for ease. First State employees are required to comply with both the First State policy and the Commonwealth Bank's Guidelines for Employees on Insider Trading, which are contained in appendix 1.

RESPONSIBILITY

The Executive Committee and Senior Management of First State are responsible for ensuring that First State's systems, controls and procedures are adequate in order to prevent insider dealing or market abuse and to ensure that those arrangements operate effectively.

PURPOSE

The Policy has been prepared in order to demonstrate how First State meets its obligations in respect of the Criminal Justice Act 1993, Part V, the Financial Services and Markets Act 2000, Section 397, FSA Principles for Business:


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                     MARKET ABUSE AND INSIDER DEALING POLICY

Principle 5 and MAR1 the Code of Market Conduct, ("The Regulations"), and the Commonwealth Bank's Guidelines for Employees on Insider Trading. It provides guidance on behaviour which would constitute market abuse or insider dealing and confirms the processes to be undertaken when an individual thinks an intended action may breach the requirements. Additionally it sets out the procedure for dealing with circumstances when employees are insiders.

WHAT TO DO IF YOU THINK A COURSE OF ACTION MAY CONSTITUTE MARKET ABUSE OR INSIDER DEALING

The following pages of the policy provide guidance as to what is market abuse and insider dealing. If an employee is in any doubt that his actions will breach The Regulations he should at once contact a member of the Legal, Compliance and Risk Team so as to establish if the intended action can proceed. This policy note also includes the First State Insider Dealing Procedure which details the action to be taken when an employee becomes an insider, so as to prevent First State dealing in the security and so as to curtail the dissemination of the information.

BACKGROUND

The Criminal Justice Act 1993, Part V, created the criminal offence of "insider dealing."

CRIMINAL OFFENCES

INSIDER DEALING: an individual who has information as an insider is guilty of insider dealing if he:

     - Deals in securities that are price affected securities in relation to that information.

     -    Encourages another person to deal such securities.

     - Discloses the information, other than in the proper course of his employment

The UK crime of insider dealing covers all dealing in securities in and to the United Kingdom

THE CRIMINAL OFFENCE OF "MARKET MANIPULATION" was created by the Financial Services and Markets Act 2000, Section 397.

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                     MARKET ABUSE AND INSIDER DEALING POLICY

Any person who does any act or engages in any course of conduct which creates a false or misleading impression as to the market in or the price or value of any relevant investments is guilty of an offence if he does so for the purpose of creating that impression and of thereby inducing another person to acquire, dispose of, subscribe for or underwrite those investments or to refrain from doing so or to exercise, or refrain from exercising, any rights conferred by those investments.

CRIMINAL SANCTIONS

Criminal Offences: Maximum punishment: 7 years imprisonment and/or unlimited fine.

FSA PRINCIPLES

FSA Principles for Business: Principle 5

Market conduct: A firm must observe proper standards of market conduct.

FSA Statement of Principle for Approved Persons: Principle 3:

Approved Persons are expected to observe proper standards of market conduct.

The impact of these two principles is to extend the market abuse regime beyond its investment and market boundaries.

CIVIL OFFENCE

MARKET ABUSE

In November 2001 when the Financial Services Authority, ("FSA") assumed its increased powers, the civil offence of "market abuse" was created. This covered the following behaviours:

     -    Misuse of Information

     -    Misleading impression

     -    Market distortion

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                     MARKET ABUSE AND INSIDER DEALING POLICY

On the implementation in the UK of the EU Market Abuse Directive, on 01st July 2005 the behaviours covered by market abuse were expanded to encompass:

     -    Insider dealing

     -    Improper disclosure (of Inside Information)

     -    Misuse of information

     -    Manipulating transactions

     -    Manipulating devices

     -    Dissemination

     -    Misleading behaviour and distortion

SCOPE

Five of the "behaviours" which constitute the civil offence of market abuse, (Insider dealing, Improper disclosure (of Inside Information), Manipulating transactions, Manipulating devices and Dissemination) cover dealing in securities which are listed on UK "recognised investment exchanges," (including the Official List and AIM), OFEX and EU "regulated markets". The other two behaviours, (Misuse of information and Misleading behaviour and distortion) cover UK "recognised investment exchanges," (including the Official List and AIM), and OFEX.

Regardless of the jurisdictional scope of the offences of market abuse it is deemed "best practice" to comply with the requirements irrespective of the market on which securities are dealt and the policy therefore applies to all markets on which employees of First State trade.

SANCTIONS

Market Abuse is punishable by the FSA by an unlimited fine or public censure. The FSA can also seek injunctions or compensation and restitution orders.

WHAT IS MARKET ABUSE?

Under the FSA's Market Conduct Sourcebook, the general definition given to Market Abuse, ("MA") is:

GENERAL DEFINITION OF MARKET ABUSE

Behaviour, by one or more persons acting either jointly or in concert which occurs in relation to:

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                     MARKET ABUSE AND INSIDER DEALING POLICY

     - A security admitted to trading on a market, or for which an application to trade it on such a market has been made, or investments which are related to securities, (i.e. derivatives).

     -    AND falls within one or more of the proscribed behaviours.

NB

     - Can be MA if an application to trade it on a relevant market is subsequently made, even if the application has not been made prior to the behaviour

     -    No requirement to intend to commit market abuse.

     - The general test must be met in addition to meeting one of the descriptions of behaviour as to what constitutes market abuse.

     -    Refraining to act can constitute MA in certain circumstances.

     - Civil offence, so burden of proof lower than for criminal offence of insider dealing, therefore easier to prove.

Requiring or encouraging another to engage in behaviour which is MA can also be considered MA.

THE 7 BEHAVIOURS WHICH CONSTITUTE MARKET ABUSE

MARKET ABUSE (INSIDER DEALING)

Where an insider deals or attempts to deal in a security or related investment on the basis of inside information relating to the investment in question.

In order to constitute insider dealing the inside information should be the reason or make a material influence on the decision to deal or attempt to deal in an investment.

The definition of an insider includes any person who has inside information as a result of having access to that information through his employment, therefore would include all employees of First State who obtain information as a result of the position they hold within the firm.

Definition of inside information:

     -    Information of a precise nature which is not generally available.

     -    Relates directly or indirectly to an issuer or investment.


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     -    Is likely to have a significant effect on price. This test will be satisfied only if the information is of a kind which a reasonable investor would be likely to use as part of the basis of his investment decision.

Factors to be taken into consideration when considering if information is generally available:

     -    Whether the information has been disclosed to the market

     - Whether the information is contained in records which are open to public inspection

     - Whether the information is otherwise generally available, including via the internet, or other publication, (regardless of whether payment is required)

     - Whether the information can be derived by observation by members of the public

     - The extent to which the information can be obtained by analysis or developing other information which is generally available.

Examples of Inside Information:

Includes information that affects:

     -    The company's assets and liabilities

     -    Its performance (actual or expected),

     -    Its financial condition

     -    The course of its business

     -    Major new developments in its business

     -    Or information not previously disclosed to the market.

MARKET ABUSE (IMPROPER DISCLOSURE)

Where an insider discloses inside information to another person otherwise than in the proper course of the exercise of his employment, profession or duties. This includes:

     - Directors/persons with managerial responsibilities selectively briefing analyst.

     - Disclosure of inside information by a company director to another in a social context.

     - An example of encouraging another to commit improper disclosure would be an analyst pressing a director of a company to disclose


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                     MARKET ABUSE AND INSIDER DEALING POLICY

          details of the profit and loss account from the unpublished management accounts.

     - In deciding whether the disclosure was in the proper course of employment, it is anticipated that a confidentiality agreement would be in place and it would cover such instances as for example, a professional adviser advising a company on a takeover bid.

MARKET ABUSE (MISUSE OF INFORMATION)

Covers behaviour which is not market abuse (insider dealing) or market abuse (improper disclosure) and is:

     (1) based on information which is not generally available to those using the market, but which if available to a regular user of the market, would be likely to be regarded by him as relevant when deciding the terms on which a transaction in a security should be effected; and

     (2) Is likely to be regarded by a regular user of the market as a failure on the part of the person concerned to observe the standard of behaviour reasonably expected of a person in his position in relation to the market.

The concept of the regular user

Regular user is defined as:

"In relation to a particular market, means a reasonable person who regularly deals on that market in investments of the kind in question."

The regular user test is intended to provide an objective test in order to decide whether behaviour falls short of that which would be expected by market participants.

The "misuse of information" definition has been retained by the FSA so as to ensure that behaviour which was considered market abuse prior to the enactment of the EU Market Abuse Directive did not cease to be considered market abuse on its implementation. The UK offence was previously defined as "Information which is not generally available to those using the market" which could be wider than the EU directive which requires the information to be "precise in nature."


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MARKET ABUSE (MANIPULATING TRANSACTIONS)

Consists of effecting transactions or orders to trade, otherwise than for legitimate reasons and in conformity with accepted market practices on a relevant market which:

     (a) give, or are likely to give a false or misleading impression as to the supply of, or demand for, or as to the price of one or more securities or

     (b) Secure the price of one or more such investments at an abnormal or artificial level.

Examples of giving a false or misleading impression are:

- Buying or selling stocks at the market close with the effect of misleading investors who act on the basis of closing prices

- Wash trades: a sale or purchase of a stock where there is no change in beneficial owner or where the transfer of beneficial owner is only between parties acting in concert or collusion

- Painting the tape - that is, entering into a series of transactions that are shown on a public display for the purpose of giving the impression of activity or price movement in a stock

- Entering orders into an electronic trading system, at prices which are higher than the previous bid or lower than the previous offer, and withdrawing them before they are executed, in order to give the impression that there is demand for a stock at that price.

Examples of securing the price of a stock at an abnormal or artificial level are:

- Dealing in such a way as to secure a dominant position over the supply of or demand for a stock and result in price fixing.

- Entering both buy and sell orders at the same time, the same price and quantity other than for legitimate reasons such as cross trades.

- Entering small orders into an electronic trading system, at prices which are higher than the previous bid or lower than the previous offer, in order to move the price of a stock.

- In respect of a primary offering, colluding to purchase further tranches of those securities when trading begins, in order to force the price of the qualifying investments to an artificial level and generate interest from other investors, and then sell the stock.

- Trading on one market or trading platform with a view to improperly influencing the price of the same or a related qualifying investment that is traded on another prescribed market.


                                 Page 34 of 85

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                     MARKET ABUSE AND INSIDER DEALING POLICY

A further example would be:

In order to increase the market value of a portfolio at a year end, a fund manager places a large order to buy relatively illiquid shares, which are also components of his portfolio, in order to increase the closing price of the shares in question.

MARKET ABUSE (MANIPULATING DEVICES)

Consists of effecting transactions or orders to trade which employ fictitious devices or any other form of deception or contrivance.

For example: Voicing your opinion on a stock in the media which you hold an interest in, without disclosing that fact and subsequently benefiting in the hope that the stock will rise/fall and you will benefit from the market movement.

- pump and dump: taking a long position in a stock and then disseminating misleading positive information about it with a view to increasing its price;

- trash and cash: taking a short position in a stock and then disseminating misleading negative information with a view to driving down its price.

FIRST STATE POLICY: IF PORTFOLIO MANAGERS GIVE OPINIONS ON STOCKS TO JOURNALISTS AND THEY HOLD THE STOCK ON THEIR OWN ACCOUNT OR ON BEHALF OF A CLIENT, THEY SHOULD DISCLOSE THIS FACT TO THE JOURNALIST.

MARKET ABUSE (DISSEMINATION)

Dissemination of information by any means which gives, or is likely to give, a false or misleading impression by a person who knew or could reasonably be expected to have known that the information was false or misleading.

For example: a person posts information on an Internet bulletin board or chat room which contains false or misleading statements about the takeover of a company and the person knows that the information is false or misleading;

- A person submits information to a regulatory information service which is false or misleading and that person has little regard to the accuracy of the information.

MARKET ABUSE (MISLEADING BEHAVIOUR) AND (DISTORTION)

This is where the behaviour does not amount to manipulating transactions, manipulating devices or dissemination and is:


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                     MARKET ABUSE AND INSIDER DEALING POLICY

     (a) likely to give a regular user of the market a false or misleading impression as to the supply of, demand for or price or value of a security, (misleading behaviour), or

     (b) Would likely to be regarded by a regular user of the market as behaviour that would be likely to distort, the market in such an investment, (distortion).

This behaviour applies essentially to commodities and commodity derivatives. It was retained by the FSA so as to ensure that the UK regime was not curtailed by the directive. The limited situations where this offence applies will not impact on First State. For illustration an example would be:

- Moving an empty cargo ship, in order to create a false impression as to the supply of, or the demand for a commodity or the deliverable into a commodity futures contract.

STATUTORY EXCEPTIONS

The FSA has provided guidance as to behaviour in respect of "buy-back programmes" which does not constitute MA. Both The Scottish Oriental Smaller Companies Trust plc (" SOSCOT") and First State Investments AIM VCT plc ("VCT") have the power to buy back shares. As at the date of this policy neither SOSCOT nor the VCT have bought back shares. Any share buy backs must be carried out in accordance with the respective company's buy back policy. Please speak to a member of the Legal team for further information.

REQUIREMENT TO REPORT SUSPICIOUS TRANSACTIONS

If in the course of undertaking a trade, where the security is listed on a UK or EU market, First State has reasonable grounds for suspecting that the trade constitutes market abuse or insider dealing. First State has an obligation to report its suspicions to the FSA without delay.

Any member of the Investment or Equity Dealing Team who is suspicious that a transaction may constitute market abuse SHOULD REFER THE MATTER IMMEDIATELY TO THE HEAD OF LEGAL, COMPLIANCE & RISK, RAJEEV GUPTA EXT 6527, EMAIL: rgupta@firststate.co.uk or any other member of the Legal, Compliance & Risk Team, email: (G) FS (UK) Compliance & Legal.


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                     MARKET ABUSE AND INSIDER DEALING POLICY

2. FIRST STATE INVESTMENTS PROCEDURE ON INSIDER DEALING

First State's policy is that if any employee of First State has been made an "insider" they should immediately advise Legal, Compliance & Risk. The stock will then be added to the "investment stop list" and no employee may effect a transaction in that security until the information has been made public and the stock removed from the list.

The "investment stop list" is maintained on the Compliance & Risk site on the portal:

Stop_list

GENERAL RULE

The general rule is individuals should not seek to be made insiders. If a Fund Manager/Analyst is attending a meeting where inside information maybe disclosed care should be taken. If possible at such meetings, Fund Managers/Analysts should establish whether there are other independent attendees and keep a written record.

Any research reports that are produced for internal or external use should not disclose inside information.

ON BEING MADE AN "INSIDER"

Any individual who is made an insider should immediately notify Legal, Compliance & Risk of their status as an insider. The company will then be added to the Stop List as maintained on "Charles River Dealing System" and the portal. Transactions in related securities will be prohibited until the information is made public and the stock has been removed from the Stop List.

WHEN THE INFORMATION IS MADE PUBLIC

An individual is responsible for notifying by e-mail/in writing to Legal, Compliance that the information has been made public and so they are no longer an insider. The Stop List will not in any circumstance be amended until this notification is received.


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TRANSACTIONS WHILST INSIDERS

Any breaches of the procedure, including failure to report insider status in a timely manner and transactions in the securities when First State is an insider must be reported to Legal, Compliance & Risk immediately. Thereafter Legal, Compliance & Risk will assess whether notification to FSA is required.

COMPLIANCE MONITORING

On a monthly basis, a member of the Legal, Compliance and Risk Team reviews the trading by First State in any stock which during the last month has been recorded on the Investment Stop List. The purpose of the review is to confirm that First State has not dealt in a security whilst an employee has been an insider. Additionally, the review of personal account dealing includes reference to the Investment Stop List so as to ensure that no employee has dealt on their own account whilst First State was considered an insider. Additionally as part of the personal account dealing authorisation process, it should be determined that First State is not an insider prior to permitting the employee to deal.

ASIA PACIFIC/GLOBAL EMERGING EQUITIES

The Asia Pacific and Global Emerging Markets Equities Team are situated across three jurisdictions, UK, Hong Kong and Singapore. Whenever the Legal, Compliance & Risk Team are advised that a member of the Asia Pacific and Global Emerging Markets Equities Team based in the UK is an insider, they will, without delay liaise with the Compliance Teams in Hong Kong and Singapore, so as to establish if it is appropriate to put a blanket ban on trading in the security by their staff also, until we are no longer considered to be insiders. There are reciprocal arrangements in place between the three offices relating to situations when employees based in Hong Kong and Singapore hold inside information.


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                     MARKET ABUSE AND INSIDER DEALING POLICY

3. INSIDER DEALING PROCEDURE RELATING TO THE SCOTTISH ORIENTAL SMALLER COMPANIES TRUST PLC AND FIRST STATE INVESTMENTS AIM VCT PLC

First State Investment Management (UK) Limited ("FSIM") acts as investment manager and company secretary to The Scottish Oriental Smaller Companies Trust plc ("Scottish Oriental") and First State Investments AIM VCT Plc, ("VCT") (together "the Trusts"). The Trusts are subject to the provisions of the Financial Services and Markets Act 2000 (Market Abuse) Regulations 2005 which relate to market abuse and insider information. As investment manager and company secretary to the Trusts, FSIM has various obligations in relation to the identification, security and disclosure of inside information and the maintenance of lists of employees who have access to inside information.

INSIDE INFORMATION

LISTED COMPANIES ARE REQUIRED TO PUBLISH INSIDE INFORMATION THAT DIRECTLY CONCERNS THEM AS SOON AS POSSIBLE.

Inside information is defined as information which

     -    is of a precise nature

     -    is not generally available,

     -    relates to one or more issuers of securities and

     - Would be likely to have a significant impact on the price of the securities if it were generally available.

Scottish Oriental and the VCT each have had their shares admitted to the London Stock Exchange's Official List and, as such, they must each disclose any inside information that directly concerns them to the London Stock Exchange as soon as possible. Any information disclosed must then be published on either Scottish Oriental's or the VCT's website by close of business on the day after the announcement to the Stock Exchange is made and it must remain on the website for at least a year.

Employees of First State may come into the possession of inside information about either of the Trusts. In determining whether the information is inside information, consideration needs to be given as to whether the information would be likely to be used by a reasonable investor as part of the basis of his investment decisions, and would therefore be likely to have a significant effect on the price of the security. Information which is likely to be considered


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relevant to a reasonable investor's decision includes information that affects the relevant company's assets and liabilities, the performance (actual or expected) of the company, the course of its business, its financial condition, major new developments in its business or information previously disclosed to the market.

If any employee of First State is aware of information that is, or could be considered to be, inside information about either of the Trusts, they must inform a member of the Company Secretarial department immediately. This includes if an employee is aware of a market rumour regarding either of the Trusts. The Company Secretarial department will then liaise with the Chairman of the appropriate Trust to decide whether the information is in fact inside information and therefore if a disclosure to the London Stock Exchange is required.

SYSTEMS AND CONTROLS

FSIM is obliged to have in place effective arrangements to restrict access to any inside information relating to the Trusts. If an employee is party to inside information they should not disclose the information to anyone else at First State or to any third parties unless there is a legitimate business reason for the other party being advised.

Care should be taken when circulating such information so that it is only available to individuals who need to have access to it. All such information should be kept secure, for example, electronic files should be password protected or have access to them restricted and hard copies should not be left lying around on desks but kept confidential until the relevant disclosure is made.

INFORMATION WHICH CAN BE DISCLOSED TO THIRD PARTIES

Only general factual information about the Trusts which is in the public domain can be disclosed to third parties, examples of such information are:

     -    Information contained in published reports

     -    Information disclosed on the Trusts' websites

     -    The share price and published NAV

If a request for any other type information is received this should be referred to an "authorised person" (see below for further details).


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                     MARKET ABUSE AND INSIDER DEALING POLICY

So as to ensure that inside information is not inadvertently disclosed the following procedure must be adhered to in respect of communications in relation to the Trusts:

- Apart from general, factual information which has already been publicly disclosed, only authorised persons are permitted to give information relating to the Trusts to a third party.

-    The Company Secretarial department maintains a list of authorised persons.

-    No inside/price sensitive information should be given to third parties.

- No information should be disclosed to third parties on figures, new products or new markets where this information is not in the public domain. Where analysts' comments or views appear inaccurate, these may only be corrected through the use of information publicly available.

- The Company Secretarial department must be advised in advance where it is likely that inside/price sensitive information will be released to a third party. The third party will be advised that if the information is received no dealing in shares of the Trust may take place by them until the information is made public.

- Individuals should liaise closely with the Company Secretarial department when in possession of inside/price sensitive information to ensure that proper consideration is given to the need to release the information to the market.

INSIDER LISTS

Listed companies are required to maintain a list of employees, (including principal contacts at third parties) with access to inside information. Persons named on the list will be subject to the Model Code restrictions on dealing. In the case of Scottish Oriental and the VCT the lists of insiders will include the directors of these companies together with the lead portfolio managers. As FSIM acts on behalf of the Trusts it is also required to maintain a list of its employees with access to inside information. These lists are maintained by the Company Secretarial department. As net asset values ("NAVs") are considered to be inside information until they are disclosed to the Stock Exchange the members of the fund accounting team and individuals who receive an email with details of NAVs are on the list. In addition, the portfolio managers and other individuals in the investment team who may from time to time have access to inside information are included on the Manager's list. In respect of individuals included on the list due to the fact that from time to time they may have access to inside information, any such individual intending to deal in a Trust's shares must seek consent from the Company Secretarial department to be removed from the list prior to dealing. The Company


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                     MARKET ABUSE AND INSIDER DEALING POLICY

Secretarial department will establish whether the individual is at that time in possession of inside information. Confirmation of this will be required from the individual concerned. During close periods (the period between the Trust's year and interim period end and the disclosure of their preliminary results to the Stock Exchange) all employees are included on the lists as all employees are considered potentially to have access to inside information. Employees will be aware of the timing of close periods as an email will be sent by the Company Secretarial department at the start of each close period. Any employee who becomes aware of inside information about the Trusts will be added to the appropriate list at that time. Every employee has a duty to familiarise themselves with the definition of inside information and inform the Company Secretarial department immediately if they become aware of any information that is, or could potentially be, inside information. No dealing in shares of the Trusts can take place by an individual named on First State's list of insiders and they should not encourage others to deal.

Insider lists must be retained for at least 5 years and delivered to the FSA on request. The list must detail the names of the individuals considered to be insiders, the reason why they are considered to be insiders and the date on which the list was created or subsequently updated. The list must be kept up to date.

PREAUTHORISATION OF ALL STAFF DEALS

Due to the fact that First State is often considered to hold inside information in respect of the Trusts, IF ANY MEMBER OF STAFF WISHES TO UNDERTAKE A PERSONAL ACCOUNT DEAL IN EITHER OF THE TRUSTS THEY SHOULD SEEK PRE-CLEARANCE FROM THE COMPANY SECRETARIAL DEPARTMENT.

THIS PROCEDURE IS IN ADDITION TO THE "PERSONAL ACCOUNT DEALING POLICY" WHEREBY ALL STAFF REQUIRE PREAUTHORISATION TO DEAL IN LISTED SECURITIES AND THEREAFTER REQUIRE TO REPORT DEALS TO COMPLIANCE & RISK.

Last Updated March 2006

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THE COMMONWEALTH BANK

GUIDELINES FOR EMPLOYEES ON INSIDER TRADING

APPENDIX 1

INTRODUCTION

As an employee of the Bank, or one of its subsidiaries, you may at times have access (through your work or your contacts) to information which is not generally available and which is likely, when it becomes available, to materially affect the price of shares or other relevant financial products of the Bank or another company. This information is known as 'unpublished price-sensitive information'.

Other relevant financial products covered by these Guidelines are options, debentures, interests in shares or debentures, derivatives, interests in listed managed investment schemes, government securities and public offer superannuation products, whether traded on a market or not. It also covers any other financial products that are able to be traded on a financial market.

Access to 'unpublished price-sensitive information' does not necessarily depend on your status. For example, a personal assistant typing a memorandum or letter containing such information is just as much in possession of that information as the manager concerned. What is considered as 'unpublished price-sensitive information' is difficult to specify. The following are some examples, although this is not an exhaustive list:

     - Information/estimates about earnings or dividends before they are announced

     -    An imminent share issue or other capital raising

     -    An important new contract, new development or new venture

     -    A proposed acquisition, merger or takeover

     -    A proposed disposal, rationalisation or restructuring

     - Major financial problems including large-scale fraud, losses or write-offs

     -    Possible de-listing, closure, receivership or liquidation.


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GUIDELINES FOR EMPLOYEES ON INSIDER TRADING

For products which are not traded on a market, "unpublished price sensitive information" includes information which is likely to influence persons who commonly acquire the product in deciding whether or not to acquire or dispose of it.

LEGAL RESTRICTIONS APPLICABLE TO ALL EMPLOYEES

If you are aware of any unpublished price-sensitive information about the Bank or any other company:

     - You may not (either on behalf of yourself or anyone else) buy, sell or otherwise deal in any shares or other relevant financial products which are affected by the information

     - You may not (either on behalf of yourself or anyone else) cause or procure any other person to buy, sell or otherwise deal in those shares or financial products,; and

     - You may not communicate the information to anyone else, if you know or reasonably should know that they will use the information, directly or indirectly, for dealings in the shares or relevant financial products if they are able to be traded on a financial market.

Participation in any of these activities is considered as INSIDER TRADING. 'INSIDER' refers to anyone who possesses unpublished price-sensitive information about any company.

The insider trading restrictions do not apply where you are an investor in one of the Bank's unlisted managed funds, if you withdraw from the fund at the prevailing withdrawal price. However, if you are aware of unpublished price sensitive information about any of these funds, you must not trade, as this may breach other prohibitions in the Corporations Act.

Apart from severe legal penalties which may be imposed, if you commit the crime of INSIDER TRADING, you may be liable to account to the company which issued the shares or relevant financial products for any profit derived by you from the transaction and to compensate any other party to the transaction who was not in possession of the information for any loss sustained.

Liability for INSIDER TRADING is strict. The purpose or motive for the transaction is irrelevant. It is also irrelevant whether or not you (or another person) made money on the transaction, or that the transaction had no causal link with the inside information (e.g. if you had been planning the transaction for some time before acquiring the information). It is also irrelevant that you disclosed your intentions to or obtained the permission of anyone else in the Bank.


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GUIDELINES FOR EMPLOYEES ON INSIDER TRADING

ADDITIONAL RESTRICTIONS - SPECIFIED EMPLOYEES

If you are a 'Specified Employee' certain additional restrictions apply to you if you wish to buy, sell or otherwise deal in the shares or other relevant financial products of the Bank or other companies, particularly the Bank's corporate customers.

The following table shows who are Specified Employees and which companies they have to be careful about:

EMPLOYEE CATEGORY                          CARE NEEDED IN RELATION TO
-----------------                          --------------------------
All senior executives of the Bank (i.e.    The Bank
filling roles at Level 4 and above) OR
anyone specified by an individual
Business Unit.

All employees who work in a part of the    Those particular corporate customers
Bank (or a Bank subsidiary) which has
access to and/or deals in unpublished
price-sensitive information about any of
the Bank's corporate customers.

All employees who work in a part of the    All the companies in those categories
Bank (or a Bank subsidiary) whose
function includes the analysis of the
business, performance or shares or other
relevant financial products of companies
in certain categories.

Please note that the following paragraphs cover what you may and may not do (if you are a Specified Employee) when you do not have unpublished price-sensitive information. If you do have any such information, then you may not deal at all - Refer to 'Legal Restrictions Applicable to All Employees' - (above).

There are certain times when the public is fairly well-informed about the condition of a corporation. On the face of it, it would be reasonable for you to buy, sell or otherwise deal in the shares or other relevant financial products of the Bank or the relevant company during the following trading 'windows':


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GUIDELINES FOR EMPLOYEES ON INSIDER TRADING

     -    During the currency of a prospectus and any supplementary prospectus

     -    For a new issue, while rights are being traded

     -    Where shares are offered under an approved employee share scheme

     - Between approximately 3 and 30 days after the release of the half-yearly results, preliminary final results and any dividend announcements

     - During the period from approximately 3 days after the release of the annual report to approximately 30 days after the annual general meeting.

HOWEVER, IF YOU COME INTO POSSESSION OF PRICE-SENSITIVE INFORMATION DURING THESE PERIODS, THEN YOU MUST NOT TRADE.

If you are a Specified Employee, you should not deal in periods immediately prior to the public release of any price-sensitive information about the Bank or the relevant company, such as financial results, dividends, new issues, major policy changes, important appointments, proposed acquisitions and other extraordinary announcements.

If you are a Specified Employee, the guidance in this section applies both to dealings by or for you and to dealings by or for your spouse, dependent child, family company or family trust where you have influence over the investment process. If you place investment funds under professional management, even where discretion is given, you should instruct the manager(s) to conform to these guidelines, as far as proposed dealings in securities of the Bank and its related companies are concerned.

Remember however that this sub-topic only applies to dealings in the shares or other relevant financial products of the Bank and any other company with which your department/branch/work area is involved. As far as other companies are concerned, unless you have unpublished price-sensitive information about them, you may buy, sell or otherwise deal in their shares or financial products without any problem.

STATEMENT OF PROFESSIONAL PRACTICE

Please note that these guidelines are mandatory and that any breach would be contrary to the Bank's Statement of Professional Practice. Refer Statement of Professional Practice - 14.2.1


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                         (FIRST STATE INVESTMENTS LOGO)

                          Conflicts of Interest Policy

5.   CONFLICTS OF INTEREST

(THE COMMONWEALTH BANK LOGO)

THE COMMONWEALTH BANK

GROUP COMPLIANCE MINIMUM GROUP STANDARDS

CONFLICTS OF INTEREST POLICY

(INCORPORATING THE FIRST STATE INVESTMENTS (UK) POLICY)


                                 Page 47 of 85

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GROUP MINIMUM STANDARDS

GROUP COMPLIANCE MINIMUM GROUP STANDARDS

The Group's Board and Audit Committee have designated responsibility for the Group's Compliance Minimum Group Standards (MGS) to Group Compliance.

These standards are available on CBR and should also be available from your Divisional Compliance Executive / Compliance Unit. Electronic copies of these MGS are also available on Group Compliance intranet website at /frm/services/risk/compliance/standards.asp

Group Compliance will review and update these MGS from time to time. Comments and feedback are welcome, and should be directed to General Manager Group Compliance, to groupcompliance@cba.com.au

This Minimum Group Standard is intended for internal use only and should not be used outside the Commonwealth Bank Group without first obtaining the consent of Group Compliance. The matters reflected in this Standard are applicable as at the date shown and may be updated from time to time


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CONFLICTS OF INTEREST POLICY

CONFLICTS OF INTEREST

The Bank (which includes all subsidiaries) has an obligation to manage conflicts of interest. Conflicts of Interest (COI) need to be managed to comply with the law and to ensure the Bank provides excellent and consistent customer service.

A conflict of interest can arise where the interests of the Bank, its employees or representatives and shareholders diverge from those of the customer. A conflict may also arise between different customers or between different functions the Bank performs.

Conflicts of interest must also be managed to ensure the quality, honesty and integrity of the services the Bank provides is upheld. A failure to manage conflicts of interest can affect the reputation and public perception of the Bank. It can also mean a breach of the obligations of an Australian Financial Services Licensee for the Bank (including those subsidiaries who hold an Australian Financial Services Licence (AFSL) and/or a breach of the common law.

Conflicts of interest may be managed in three ways, through disclosing, controlling or avoiding the conflict. Business Units need to put into place effective procedures to record conflicts of interest including disclosure, action taken and continuing monitoring of the conflict.

The obligation to manage conflicts of interest is relevant to all employees. Each employee should be aware of the requirement to manage conflicts of interest. Any employee who is unclear of how conflicts of interest are managed in their Business Unit should approach their line manager or Business Unit Compliance for clarification.

IN THIS SECTION

This section contains the following.

     10.1 Purpose of Standard

     10.2 Application of the Standard

     10.3 What are Conflicts of Interest?

     10.4 What to do where a Conflict Arises

     10.5 Legal Advice

     10.6 Controlling Conflicts

     10.7 Avoiding Conflicts

     10.8 Disclosing Conflicts

     10.9 Record Keeping And Monitoring


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CONFLICTS OF INTEREST POLICY

     10.10 Attachment 1: Examples of Conflicts of Interest

     10.11 Attachment 2: Conflicts of Interest Register

     10.12 Attachment 3: Reference Material


                                 Page 50 of 85

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CONFLICTS OF INTEREST POLICY

10.1 PURPOSE OF STANDARD

This Standard sets out the minimum requirements to comply with the Commonwealth Bank's obligation to manage conflicts of interest that arise in the provision of a financial service. While it has been drafted specifically to meet the requirements of the Corporations Act 2001 (Cth), the principles, nevertheless, also apply to all Business Units including the international operations of the Bank.

It is designed to:

     - Help identify any conflicts and manage conflicts of interest to ensure that the quality of the financial services the Bank provides is not significantly compromised or materially lessened as a result of any conflict of interest;

     - Provide guidance to Business Units in establishing and maintaining policies and procedures to manage conflicts of interest to ensure compliance with the Bank's obligation as an Australian Financial Services Licensee, ASIC Policy Statement 181 (which has effect from 1 January 2005), the Corporations Act and common law.

Conflicts of interest should be managed in a way that enhances:

     -    Consumer confidence

     -    Fairness, honesty and professionalism; and

     -    Market integrity.

A failure by the Bank to effectively manage conflicts of interest may lead to a breach of the Corporations Act or common law obligations. Regulatory intervention may subsequently take place and the Bank may be liable for, among other penalties, compensation to customers as a result of a breach of the Act. The continued operation of the Bank's licences may also be affected. Additionally, a failure to adhere to this Standard may damage the Bank's brand and reputation among regulators, customers and the public.

This Standard aims to provide guidelines on:

     - What constitutes a conflict of interest, and how conflicts need to be managed and resolved through disclosure, control and/or avoidance. (See sections 4 to 9 of this Standard)

     - The requirement to keep written records regarding conflicts of interest. (See section 10 of this Standard)

In essence, Business Units need to:

     -    Identify conflicts of interest in the Business Unit

     -    Evaluate the risk posed by those conflicts

     -    Decide how to manage those conflicts

     -    Report the matter to Business Unit Compliance

     -    Record the action taken

     -    Monitor the conflicts on an ongoing basis if required

Business Unit Compliance are accountable for embedding this policy (and other related policies) into the business and monitoring compliance with them.

Bank employees need to:


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(THE COMMONWEALTH BANK LOGO)

CONFLICTS OF INTEREST POLICY

     -    Be aware of this Standard and their Business Unit procedures

     -    Report all instances where they suspect that a conflict may exist.

10.2 APPLICATION OF THE STANDARD

This Standard is intended to apply to all areas of the Bank and its subsidiaries, both domestic and offshore where a financial service is provided within the meaning of the Corporations Act. It is only intended to cover those situations where a conflict of interest arises in relation to the provision of a financial service by the Bank, its employees or representatives.

If any doubt exists as to whether this Standard applies, the appropriate Business Unit Compliance Unit, Divisional Compliance or Group Compliance should be contacted for clarification.

WHO MUST COMPLY WITH THIS STANDARD?

It is the responsibility of Heads of Business Units, and of senior management throughout the Bank, to ensure that this Standard is followed. Compliance with this Standard is a key element of the Bank's Compliance Risk Management Framework.

All employees need to be familiar with the requirements of the Standard together with any additional requirements that their Business Unit Compliance Unit may choose to impose.

HOW DOES THIS STANDARD RELATE TO OTHER POLICIES AND STANDARDS?

Business Units need to set policy and/or procedures for their Business Unit to:

     -    assist meeting the Group Standard;

     - align the Group Standard with the specific operations of the Business Unit, in particular, identifying responsible parties and providing guidance on the application of the Standard to the Business Unit's products and services.

Business Units need to ensure that separate Business Unit Conflict of Interest policies and/or procedures are:

     -    consistent with this Standard and other related standards;

     -    specific when the Standard is applicable; and

     -    referenced to this Standard.

The following Minimum Group Standards (MGS) are relevant to this Standard:

     -    Product Approval;

     -    Due Diligence of Offer Documents;

     -    Privacy and

     -    Compliance Monitoring.

In addition, the Bank's HR Reference Manual - Statement of Professional Practice
- 3.1 is also relevant.

If the Bank (including subsidiaries who hold an AFSL) does not comply with its obligation to manage conflicts of interest, this may constitute a breach of the Bank's (or a subsidiary's)


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Australian Financial Services Licence. Any breach that occurs needs to be reported in terms of the Compliance Breaches and Errors MGS.

Where there is an existing Business Unit standard in place, it should be amended to make reference to this Standard and be consistent with it. Until amended, users of the Business Unit standard need to comply with the Group Standard.

10.3 WHAT ARE CONFLICTS OF INTEREST

Conflicts of interest may arise in many situations. Conflicts of interest arise from the interaction between the Bank, its customers, its employees and shareholders. Where the interests of these stakeholders are different, this can create a conflict of interest.

Conflicts of interest include actual, perceived and potential conflicts all of which must be managed to ensure the quality of financial services the Bank provides to its customers is not materially lessened.

In many situations, even where no actual conflict of interest exists, the perception of a conflict may be enough to significantly damage the Bank's brand. As such, it is important that the Bank has transparent processes and policies in place to deal with actual and apparent conflicts of interest.

Further details of conflicts of interest are contained in Section 5 and Attachment 1 of this Standard.

10.4 WHAT TO DO WHERE A CONFLICT ARISE

The Bank has an obligation to manage conflicts of interest that arise in relation to the provision of a financial service. Conflicts of interest may be managed by:

     -    Discussion of the matter with the Business Unit Compliance

     -    Control;

     -    Avoidance; and/or

     -    Disclosure.

While Business Units need to determine how conflicts of interest are to be managed by these three methods, some guidance is provided in Attachment 1:
Examples of Conflicts of Interest - 10.10 to this Standard.

According to the Bank's Statement of Professional Practice, employees need to avoid situations where there is a material conflict between the interests of an employee and those of the customer. Employees need to avoid placing themselves in a position where they may stand to benefit, even indirectly, from a transaction between the Bank and another party. Where there is any likelihood of such conflict arising they need to make full disclosure to their line manager and obtain the Bank's approval prior to acting.

They need to ensure that their personal relationships with customers do not influence or prejudice their obligations to the Bank. In particular, they should not accept commissions and should use commonsense regarding gifts or hospitality from customers. Various Business Units have a written policy regarding the acceptance of gifts and entertainment. These policies should be followed as far as consistent with this standard. If any clarification is needed, reference should be made in the first instance to their line manager or Business Unit Compliance.


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Conflicts of interest may also arise if a Business Unit proposes a certain course of action that may be in its own interests but not necessarily in the interests of other Business Units and/or the Bank as a whole. Any such instances must be referred to Senior Line Management for resolution.

In the event that a conflict of interest arises, appropriate action may include:

     -    Discussion of the matter with the Business Unit Compliance;

     -    Disclosing the conflict of interest to the relevant customer;

     - Allocating an alternative employee or representative to provide the service to the customer;

     -    Declining to provide the service; or

     - Initiating internal or external disciplinary action, such as referring the matter to a professional body or regulator.

IDENTIFYING CONFLICTS OF INTEREST

An important step when developing conflicts of interest standards in a Business Unit is identifying the conflicts that may arise in relation to the financial services it provides. Regard should be had to the various stakeholders of the Business Unit and whether the interaction of these stakeholders could be in conflict with each other.

Additionally, consideration should be given as to whether the structure of a Business Unit or whether reporting lines within the unit have the potential to cause a conflict between competing interests. It may be prudent to discuss the matter with the Business Unit Compliance.

Some of the issues that should be considered when identifying conflicts and formulating policies to manage any conflicts can be found in Attachment 1:
Examples of Conflicts of Interest - 10.10

RESEARCH ANALYSTS

Particular care needs to be taken in relation to the situation with research analysts. Any analysts that prepare research reports for distribution to the public must avoid any conflicts of interest which have the potential to affect their ability to provide an opinion or recommendation that is free from influence and is completely independent. Any Business Unit that is responsible for preparing research reports also needs to ensure compliance with 'Managing conflicts of interest; An ASIC guide for research report providers' which can be accessed via the ASIC website.

Reference may also be made to the paper Compliance Protocols for Commonwealth Research/ Global Markets Research produced by Commonwealth Bank Global Markets which provides further guidelines in relation to the production of research reports on behalf of the Bank.

REMUNERATION AND PAY STRUCTURES

It is important to ensure that remuneration practices and structures do not result in the provision of financial services being significantly compromised. While disclosure can be an effective mechanism for controlling conflicts of interest, remuneration practices that place the interests of the licensee or its representatives or employees in direct and significant conflict with those of the customers need to be avoided rather than merely addressed by disclosure.


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For example, conflicts of interest are more likely to arise where a significant portion of the remuneration of employees or representatives flows directly from commission. Care needs to be taken in relation to situations where advisers may be paid differing commission rates depending on the particular product that is recommended, especially when Bank products are being offered.

Reference should also be had to Disclosure of Soft dollar Benefits, an ASIC research report, June 2004 and Preferential remuneration project, an ASIC report, April 2004.

REPORTING STRUCTURES

Reporting lines and internal structures need to support the conflict management arrangements within the Bank. The effect of organisational structure, physical layout and reporting lines on managing conflicts needs to be considered. For example, if advisors (Tier 1 or 2) report to marketing areas this has the potential to materially affect the quality and independence of any advice provided to the customer. Where the advice is affected the reporting lines need to be reconsidered and the conflict needs to be avoided.

WHERE A FIDUCIARY RELATIONSHIP EXISTS

Particular care is necessary where a Bank entity holds funds in trust for the benefit of external parties, for example, managed funds, superannuation funds or where there is a statutory requirement to give priority to outside parties, such as the priority obligations a life insurance company has to policyholders.

Where there is a conflict between the interests of the external parties and the Bank entity's own interests, the Bank must give priority to the interests of the external parties. Business units need to have clear procedures in place to manage such conflicts.

ASSET SALES/PURCHASES BETWEEN MEMBERS OF THE BANK GROUP

A particularly clear example of a conflict is asset sales and purchases within the Group. Reference should be made to individual Business Units' policies in this area being developed pursuant to Executive Committee approval.

ISSUES TO CONSIDER

When developing conflicts of interest standards, ASIC Policy Statement 181 provides a useful list of issues that should be considered. To ensure that any arrangements to manage conflicts of interest are consistent with the standard required by ASIC, Business Units should refer to this checklist contained in the schedule to Policy Statement 181, namely, Schedule: Issues for licensees to consider. While each point may not be relevant to every Business Unit, the issues should be considered, nevertheless, when formulating policies and procedures to manage conflicts of interest.

Conflicts of interest do not necessarily need to be prohibited or avoided. In many instances, effective management of conflicts can be arranged through a combination of disclosure and internal controls. It is only where these controls are not adequate that the conflict needs to be avoided.


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10.5 LEGAL ADVICE

The General Counsel is responsible for the management of legal risk for the Bank, and reference of all potential material conflicts arising in the Bank should be made to the General Counsel for advice as a matter of course. The General Counsel may need to arrange for separate legal advice to be obtained to satisfy obligations of different interests in the Bank.

10.6 CONTROLLING CONFLICTS

ADEQUATE ARRANGEMENTS

Business Units must ensure that adequate processes and procedures are in place to:

     -    Identify conflicts of interest;

     -    Assess and evaluate those conflicts;

     - Decide upon and implement an appropriate response to those conflicts (which may include disclosing, controlling and/or avoiding them); and

     - Ensure that where there are any conflicts, the quality of the financial services the Bank provides is not materially compromised.

     - If any clarification is required refer to the Business Unit Compliance for guidance.

IMPLEMENT AND MAINTAIN ARRANGEMENTS

The measures, processes and procedures need to be:

     -    Effectively implemented;

     - Regularly monitored and reviewed, and updated as needed (including taking appropriate action where non-compliance is identified); and

     - Overseen by a specific person/s who takes responsibility for their implementation and monitoring.

     - Any conflict of interest must be reported to the BUSINESS UNIT Compliance unit.

TREAT CUSTOMERS FAIRLY

The Bank and its subsidiaries have an obligation to treat customers fairly in relation to the provision of financial services. The Bank must not:

     - Provide financial services in a manner that unfairly puts the interests of the Bank (or its subsidiaries, representatives or employees) ahead of its customers;

     - Provide financial services in a way that unfairly puts the interest of one customer ahead of other customers; or

     - Use knowledge about customers to advance the Bank's own interests without sufficient disclosure to and consent of any affected customers.

10.7 AVOIDING CONFLICTS

Some conflicts of interest cannot be adequately addressed by control and/or disclosure. In some cases, the continuing presence of a conflict (even where disclosed) will be incompatible with the fair, honest and professional provision of the affected service. In these cases, the


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conflict must be avoided. Where the conflict cannot be avoided, it may be necessary to decline to offer the particular financial service at that time.

In some cases, it is not the seriousness of the conflict which warrants its avoidance but rather that it can't be dealt with adequately by other means. For example, where disclosure cannot be made due to sensitive information or confidentiality requirements, the conflict may need to be avoided altogether. Attachment 1: Examples of Conflicts of Interest - 10.10 provides further guidance as to what conflicts need to be avoided.

10.8 DISCLOSING CONFLICTS

DISCLOSURE TO BE TIMELY, PROMINENT, SPECIFIC AND MEANINGFUL

Where disclosure of any conflicts of interest is made to customers, the disclosure needs to be timely, prominent and specific. The disclosure needs to be made before or at the time when the financial service is provided and refer to that specific service or transaction. It needs to contain sufficient detail for the customer to understand the potential impact of the conflict on the financial service.

One example of where disclosure is required is where financial product advice is provided.

DISCLOSURE WHEN PROVIDING FINANCIAL PRODUCT ADVICE

When providing financial product advice, disclosure on the following matters will be appropriate. The extent to which (if at all), the Bank or its subsidiaries:

     - Has a legal or beneficial interest in the financial products that are the subject of the financial product advice;

     - Are related to or associated with the issuer of the financial products that are the subject of the financial product advice; and

     - Are likely to receive financial or other benefits from the advice or from the implementation of the advice.

DISCLOSURE TO RETAIL AND WHOLESALE CUSTOMERS

In the case of retail customers, this information may be provided to the customer in the form of a Financial Services Guide, Statement of Advice or general advice document. Care must be taken that these documents disclose sufficient information to comply with the Business Unit and Bank standards adopted to manage conflicts of interest.

Since these documents are not required to be provided to wholesale customers, details of how disclosure will be made in the case of non-retail customers need to be incorporated into the written conflicts of interest arrangements for each Business Unit.

Disclosure of conflicts of interest must still be provided to wholesale customers. Generally, however, the disclosure required will not be as detailed as that required for retail customers. While each situation will depend on the individual circumstances, issues such as the financial situation of the wholesale customer may be taken into consideration when determining the disclosures that need to be made to wholesale customers.

Situations may arise where conflicts cannot be disclosed due to reasons of confidentiality or 'inside information'. In such cases, conflicts need to be controlled, for example, through the use of Chinese walls to prevent the transfer of information between different parts of the


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Bank. In some instances, the conflict may need to be avoided by declining to offer one or more of the affected services.

Bank employees and representatives must report any and all instances of actual or potential conflicts of interest to their line management or Business Unit Compliance.

10.9 RECORD KEEPING AND MONITORING

Business Unit heads and senior management are responsible for ensuring that arrangements, policies and processes for managing and monitoring conflicts of interest are documented by Business Units.

The Business Unit must ensure that records are also kept of the compliance with these arrangements including:

     -    Identification of conflicts of interest;

     -    Recording disclosure of conflicts of interest;

     -    Non-compliance with this Standard and Business Unit Standards;

     -    Actions taken with respect to particular conflicts;

     - Reports given to senior management, Business Unit Compliance and escalation processes;

     -    Disclosures given to particular customers or the public as a whole;

     -    Ongoing monitoring of conflicts.

These records must be kept for at least seven years.

The Business Units need to regularly review procedures to ensure they are up to date and adequate to manage conflicts of interest.

It is important that adequate monitoring, enforcement and documentation of these policies take place. Attachment 2 provides an example of a conflicts management register that should be used to record, manage and monitor conflicts of interest.

Where the Bank (or other subsidiary who holds an AFSL) does not comply with its obligation to manage conflicts of interest, this may constitute a breach of the Bank's (or other subsidiary's) Australian Financial Services Licence. Any breach that occurs needs to be reported in terms of the Compliance Breaches and Errors MGS.

10.10 ATTACHMENT 1: EXAMPLES OF CONFLICTS OF INTEREST

It is not possible to determine all of the situations were a conflict of interest can arise. Some of the instances where conflicts could occur and whether they need to be avoided, controlled or disclosed are included below.

This is not an exhaustive list and how the conflict will be dealt with ie, whether it is avoided, controlled or disclosed will need to be dealt with on a case by case basis. The seriousness of the conflict and the impact it could have on the quality of financial service provided by the Bank need to be considered in determining how to manage the conflict of interest.


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AVOIDING CONFLICTS OF INTEREST

Some examples of situations where the conflicts are great enough to warrant avoidance of the conflict:

     - Giving positive advice about or recommending a product solely in return for benefits or continuing business from an issuer

     - Where Bank employees disclose pending customer orders to third parties associated with the Bank (which would enable those third parties to trade ahead of the customer)

     - Where a fund manager within the Bank allows 'late trading" by some of its customers (i.e. allowing customers to buy and sell interests in their funds at a particular day's price based on information that comes to light only after general trading in that fund for that day has closed)

     - Where the objectivity of research is compromised by the analyst's personal interests or relationships

     - Care needs to be taken in situations where advisers are remunerated solely on the basis of commission. This situation must be approved by Legal Services and may need to be avoided.

     - Information obtained from or about a customer or customer must not be used for an improper purpose

     - When speaking with a customer from a Call Centre; any discussion or departure from/inconsistency with scripting or information in a FSG or PDS may give rise to a potential conflict of interest or breach

     - When discussing with a customer over the counter at a branch any departure/inconsistency in discussion from information in a FSG or PDS may give rise to a potential conflict of interest or breach.

CONTROLLING CONFLICTS OF INTEREST

Some examples of conflicts that need to be controlled so as to ensure the financial service provided by the Bank is not materially lessened as a result of the conflict.

     - Within one area of the Bank, such as dealing on behalf of various customers, or across different areas of the Bank, such as between publishing research in a customer newsletter and market making

     - Care must be taken where the Bank is lending to a particular customer and at the same time the Bank is underwriting a public offer for the same customer. This situation should be disclosed to potential investors (possibly in the offer document) and may need to be controlled.

     - The fiduciary duty owed to policy holders or fund members, for example, as a trustee compared with the duty to an entity's shareholders

     - In some cases, an entity will be acting in the capacity of a trustee. When acting as a trustee, the entity may also owe fiduciary duties to the customer or member in addition to the statutory requirements. In this case, the interests of the members must be given priority.

     - Common directorships of different entities within the Bank and possibly outside of the Bank have the potential to cause a conflict of interest and need to be disclosed and may need to be controlled

     - Remuneration arrangements including volume based commission and whether a higher amount is paid where a Bank product is recommended should be reviewed and approved by Legal Services

     - Business owners who may approving their own documents via the due diligence process


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     -    Whether the interests of fund members and shareholders are both represented as part of the due diligence sign off process for products

     - Whether it is clear when requesting and obtaining legal advice, whose interests are being represented, those of the business or those of the members or policy holders

     - Managing conflicts in relation to a beneficiary. Where one of the Bank's subsidiaries acts as the responsible entity for a managed investment scheme, that entity has a duty to act in the best interests of the customer. If there is a conflict of interest between that of the entity and the customer, the customer's interests must be given priority

     - Where an entity wishes to maximise revenue by charging fees for its customers whereas the members wish to pay minimal fees thereby increasing the benefits

     - Where an adviser has an interest in promoting a certain higher risk product to a customer where higher commissions are payable but it is in the interests of the customer to purchase a lower risk product

     - Where acting in the capacity of a fund manager or trustee, an entity needs to consider how a tendency to act other than in the best interests of the member will be addressed

     - The Bank may act in more than one capacity in a transaction, for example, as an equity position in project financing as well as a debt position. Where this occurs, the information gained in one capacity must not be transferred to employees acting in the other capacity where other parties to the transaction are not also aware of the information. In this case, the use of information barriers or 'Chinese Walls' could be an appropriate mechanism to control the flow of information.

     - Where an employee has a personal interest in any transaction which involves the supply of goods or services to the Bank, care needs to be taken where the employee is in a position to influence any decisions made regarding the supplier.

DISCLOSING CONFLICTS OF INTEREST

Some examples of conflicts of interest which need to be disclosed to the customer and/or the Bank.

     - Where remuneration structure, for example, in the case of advisers need not be avoided, they must still be disclosed

     -    Any fees payable by a third party to an adviser

     - Any benefit obtained by an employee as a result of recommending or approving a transaction

     - Any gifts or commission obtained by an employee from an existing or potential customer need to be disclosed and recorded in line with the relevant Business Unit's gifts and entertainment policy

     - If an adviser is paid an increasing rate of commission where more sales of a product are made, this must be disclosed to the customer

     - Where the Bank issues a financial product and an employee of the Bank provides advice about the same product, the relationship must be disclosed

     - If an adviser is paid more where a recommendation is made for a Bank product, this needs to be disclosed to the customer

     - In some cases, the Bank will profit at the expense of the customer, for instance where the Bank is acting as a market maker. In this instance the fees must be disclosed to the customer.

     - Where an entity in the Bank acts in more than one capacity to a transaction, this information needs to be disclosed to the parties concerned

     - Any interest an employee has regarding any outsourcing arrangements the Bank has with a supplier must be disclosed


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     -    Care must be taken where the Bank is lending to a particular customer and at the same time the Bank underwriting a public offer for the same customer. This situation should be disclosed to potential investors (possibly in the offer document).

This list is not exhaustive and there may be other conflicts of interest that may arise in each Business Unit.

10.11 ATTACHMENT 2: CONFLICTS OF INTEREST REGISTER

A register must be established to record and help manage conflicts of interest. An example of the type of register to be established to record conflicts of interest is below.

Business Unit Name

                  How was the matter dealt with?                    Reported to senior   Is ongoing
Identification   --------------------------------                  management/Business   monitoring
of conflict      Disclosed   Controlled   Avoided   Action taken     Unit Compliance?      needed?
--------------   ---------   ----------   -------   ------------   -------------------   ---------


10.12 ATTACHMENT 3: REFERENCE MATERIAL

The following reference material may be useful in order to help comply with this Standard.

     -    Disclosure of Soft dollar Benefits, an ASIC research report, June 2004

     -    Preferential remuneration project, an ASIC report, April 2004.

     - To help ensure that any arrangements to manage conflicts of interest are consistent with the standard required by ASIC, Business Units can refer to ASIC Policy Statement 181. The Schedule attached to PS 181 provides a useful checklist that


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          Business Units may wish to consult when developing their own policies and procedures.

     - Any Business Unit that is responsible for preparing research reports needs to also ensure compliance with 'Managing conflicts of interest; An ASIC guide for research report providers' which can be accessed via the ASIC website.

     - Compliance Protocols for Commonwealth Research/ Global Markets Research produced by Commonwealth Bank Global Markets which provides further guidelines in relation to the production of research reports on behalf of the Bank.

     - The Bank's Guidelines for Employees on insider trading contain more information about the Bank's policies regarding insider trading.


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ISSUED BY THE COMPLIANCE & RISK TEAM

FEBRUARY 2006


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INTRODUCTION

Conflicts of interest arise from the interaction between First State Investments
(UK) its clients and its employees. Where the interests of these stakeholders are different, this can create a conflict of interest.

First State Investments (UK) has established and implemented this policy, in order to demonstrate that it effectively manages the actual and potential conflicts of interest which arise or may arise in the course of carrying out business on behalf of its clients. The policy has been developed so as to meet The Commonwealth Bank Group Minimum Group Standards, taking into account specific issues which affect the UK operation and giving consideration to its size and organisational structure.

PURPOSE

The Policy has been prepared in order to demonstrate how First State meets its obligations in respect of the Financial Services Authority's ("FSA"), Principle for Business number 8,

"A firm must manage conflicts of interest fairly, both between itself and its customers and between a customer and another client."

Additionally First State is obliged to comply with the following rules which have been produced by the FSA in implementation of Principle 8:

Conduct of Business Sourcebook (COB)

COB 2.4 Chinese Walls

COB 4 Annex 2.1.E (12) Content of a Client Agreement - Conflict of Interest and Material Interest

COB 7.1 Conflict of Interest and Material Interest

Collective Investment Schemes Sourcebook (COLL)

COLL 6.6.17R & 18G Conflicts of Interest

In summary the FSA rules confirm that if a firm has or may have: a material interest in a transaction or a relationship which gives rise to a conflict of interest then the firm must not deal on behalf of its clients, unless it has taken steps to ensure that its clients are treated fairly. In order to treat its clients fairly First State should take the following steps: disclose the interest to its clients; rely on a policy of independence; establish internal arrangements i.e. "Chinese walls"; or if necessary decline to act for a client.


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The policy also demonstrates how First State meets its obligations in respect of the Commonwealth Bank Group Compliance Minimum Standards.

APPLICATION

The requirements apply to all employees of First State Investment Services (UK) Limited providing services to the following FSA regulated companies and directors and officers of those companies:

     -    Colonial First State Investment Managers (UK) Limited

     -    First State Investments (UK) Limited

     -    First State Investment Management (UK) Limited

     -    First State Investments International Limited

This policy describes all of the above companies under the name "First State" for ease.

RESPONSIBILITY

The Executive Committee and Senior Management of First State are responsible for ensuring that the Firm's systems, controls and procedures are adequate to manage the conflicts of interest which might arise, and to ensure as far a practicable, that those arrangements operate effectively.

WHAT ARE CONFLICTS OF INTEREST?

Conflicts of interest arise from the interaction between First State, its clients and its employees. Where the interests of these stakeholders are different, this can create a conflict of interest. A conflict of interest may arise when First State is in a fiduciary relationship, i.e. when First State is:

     -    Acting for another

     -    Exercising a discretion

     -    Or where a position of vulnerability exists.

A conflict of interest may arise within a fiduciary relationship where:

     -    First State's interest conflicts with its duty to its clients

     - First State's interest to one client conflicts with its duty to another client

     - First State owes a duty of confidentiality to one party but has the obligation to have undivided loyalty to all its clients.


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Conflicts of interest include actual, perceived and potential conflicts, all of which must be managed to ensure the quality of the service provided to clients is not materially lessened. In many situations, even where no actual conflict of interest exists, the perception of a conflict may be enough to cause reputational damage. As such, it is important that there are transparent processes and policies in place to deal with actual and apparent conflicts of interest.

WHAT TO DO WHERE A CONFLICT OF INTEREST ARISES

Senior Managers are responsible for the identification and management of any conflicts of interest which arise in the departments for which they are responsible. On identifying a conflict of interest, management should liaise with Compliance & Risk so as to ensure that the matter is addressed appropriately and thereafter added to the "Conflicts of Interest Register" by the Compliance & Risk Team.

Where a conflict of interest or a potential conflict of interest is identified, the appropriate course of action to ensure fair treatment of its clients may include:

     - Disclosure of the interest to its clients; for instance in investment agreements disclosure that we act for more than one client and First State will seek to treat each fairly.

     - Rely on a policy of independence; for instance where First State is acting for both sides of a transaction i.e. "agency cross" ensure that terms of the transaction are normal commercial terms.

     - Establish internal arrangements; for instance where offices are sub-let implement Chinese walls.

     -    Or if necessary decline to act for a client.

An important step when developing conflicts of interest standards is the need to ensure there is adequate awareness to identify the conflicts that may arise. This requires each Department to regularly assess whether there are such conflicts and the manner in which they are being managed.

Upon identifying any such conflict and agreeing with management how it should be managed then the issue should be reported to Compliance & Risk to be captured in the Conflicts of Interest Register.

                                                  (FIRST STATE INVESTMENTS LOGO)

The following diagram describes the policy for managing conflicts of interest:

What to do if a Conflict Arises

                                  (FLOW CHART)

MONITORING

The effectiveness of this policy is monitored by Compliance & Risk as part of the firm's regular compliance monitoring programme.

                                                  (FIRST STATE INVESTMENTS LOGO)

THE CONFLICTS OF INTEREST REGISTER

Whenever a conflict of interest is identified, it is added to the register along with details of the arrangements in place so as to ensure clients are treated fairly.

The register is maintained by the Compliance & Risk Team and is reviewed annually as part of the Compliance & Risk Monitoring Programme. Any member of staff who becomes aware of a potential conflict of interest should advise the Compliance & Risk Team so that the register is updated accordingly and the arrangements can be assessed so as to ensure they are adequate so as to ensure clients are treated fairly.

The register is maintained on the Compliance & Risk section on the portal and is reproduced in Appendix 1 of this document.

February 2006

                         (FIRST STATE INVESTMENTS LOGO)

                       THE CONFLICTS OF INTEREST REGISTER

                               AS AT FEBRUARY 2006

The following types of transactions and relationships have been identified as ones in which First State, (i.e. "the subsidiaries of First State Investments (UK Holdings) Limited"), may have a potential conflict of interest. If a situation arose which lead to a conflict of interest other than those detailed below, First State would act in such away as to ensure fairness to its clients.

Business Unit Name: First State, (i.e. "the subsidiaries of First State Investments (UK Holdings) Limited").

                                                                                                          Reported
                                                                                                         to senior
                                                                                                        management/
                                    How was the matter dealt with?                                        Business     Is ongoing
                                   --------------------------------                                         Unit       monitoring
   Identification of conflict      Disclosed   Controlled   Avoided            Action taken             Compliance?     needed?
   --------------------------      ---------   ----------   -------   -------------------------------   -----------   -----------
Trades in CIS managed by First         X            X                 Investment in such schemes, is        Yes       Yes:
State or its associates: Trades                                       only permitted when it is                       included in
executed on behalf of                                                 explicitly permitted in either                  the C&R
intermediate discretionary                                            the investment management                       Monitoring
clients and sub-funds of the                                          agreement, ("IMA") or                           Programme
OEIC in collective investment                                         prospectus, of the applicable
schemes ("CIS") managed by First                                      client/sub-fund. First State's
State or its associates. (NB a                                        policy is that an initial
sub-fund of an ICVC is not                                            charge or commission is not
permitted to investment in                                            charged for such investments
another sub-fund of the same                                          and Group Finance has
ICVC). The conflict exists as                                         procedures in place to ensure
First State owes a duty to the                                        that there is no double
client/fund and also has a                                            charging in respect of annual
material

                         (FIRST STATE INVESTMENTS LOGO)

interest in the CIS, due to it                                        management fees.
or its associate receiving
initial and annual management
fees.

Agency cross transactions:             X            X                 If a buy order is placed on           Yes       Yes:
First State does on occasion                                          the Charles River Dealing                       included in
place buy orders for clients                                          system when there is an                         the C&R
when it is also selling the same                                      outstanding sell order, or vice                 Monitoring
security for another client. A                                        versa, a warning will be                        Programme
conflict exists due to First                                          generated. Portfolio Managers
State owing a duty of best                                            are required to provide an
execution to clients, the buyer                                       explanation as to the
and the seller. Additionally it                                       investment rationale for buying
could be construed that First                                         the stock for one client while
State was not acting in the best                                      selling it for another. The
interests of its clients if it                                        general policy is that "agency
was of the opinion that a stock                                       cross" transactions are traded
was a good purchase for one                                           through a broker. The reason
client when it was                                                    for this is so that such trades
simultaneously selling the stock                                      are undertaken "at arms length"
for another.                                                          and to provide transparency as
                                                                      to the fact that First State is
                                                                      buying and selling the stock.
                                                                      In such circumstances the
                                                                      dealer will request the broker
                                                                      to "cross" the trade, (the net
                                                                      of the buy/sell order); this
                                                                      will result in the trades being
                                                                      dealt at the mid-price, which
                                                                      is beneficial to the buyer and
                                                                      the seller and for a reduced
                                                                      commission.

In Specie Transfers to/from the        X            X                 The general policy is that the        Yes       Yes:
ICVC: On occasion transfers                                           proportion of stocks to be                      included in
into/out of the ICVC are dealt                                        transferred is calculated on a                  the C&R
"in specie" so First State is                                         pro rata basis. All in specie                   Monitoring
acting on behalf of the ICVC and                                      redemptions are checked and                     Programme
the redeeming investor. The                                           authorised by the Depositary to
potential conflict arises from                                        ensure that they agree they
the equal duty owed to the                                            have been dealt in a manner
                                                                      which is fair to the Fund and
                                                                      the

                         (FIRST STATE INVESTMENTS LOGO)

fund and the client.                                                  Redeemer.

Foreign exchange deals traded          X                              First State currently conducts        Yes       Yes:
with CBA:  The Fixed Interest                                         all FX transactions through                     included in
Team executes foreign exchange                                        Citibank, Citibank is not                       the C&R
trades, ("FX") with 3rd party                                         considered an associate of                      Monitoring
brokers for fixed income trades.                                      First State and therefore no                    Programme
A conflict could arise, as the                                        conflict exists.
Fixed Income Team has previously
on occasion dealt FX through
First State's parent company,
the Commonwealth Bank of
Australia, ("CBA"). In such
instances the conflict would
arise due to the duty owed to
the client and the fact that CBA
would receive commission for the
deal.

Dealing in investments as agent        X                              This fact is disclosed to             Yes       Yes:
for more than one party: First                                        clients in their respective                     included in
State regularly deals as agent                                        IMAs. In order to ensure that                   the C&R
on behalf of several clients in                                       clients are treated fairly,                     Monitoring
the same security. A conflict                                         First State is obliged to meet                  Programme
would exist if a client received                                      the FSA rules on "fair
a more favourable price or                                            allocation" that is to say
allocation than another client.                                       that, deals are allocated
                                                                      pro-rata across the various
                                                                      portfolios for which a stock is
                                                                      being traded, so as to ensure
                                                                      that one client does not
                                                                      benefit to the detriment of
                                                                      another. If the relevant
                                                                      portfolio manager is of the
                                                                      view that due to either the
                                                                      small size of an allocation,
                                                                      market parameters, transaction
                                                                      costs and/or other relevant
                                                                      parameters, the re-allocation
                                                                      should not be completed in a
                                                                      pro-rata manner, it may be
                                                                      done, only after agreement with
                                                                      the Head of Investment
                                                                      Operations, on a

                         (FIRST STATE INVESTMENTS LOGO)

                                                                      rota basis.

                                                                      If a reallocation is the result
                                                                      of an error being identified in
                                                                      the initial allocation as
                                                                      entered into the trading
                                                                      system, it must be reported to
                                                                      the Head of Investment
                                                                      Operations as soon as the error
                                                                      has been identified.

Sub-let of building to Merrill                      X                 To ensure that there is no            Yes       Yes:
Lynch: The basement of the                                            possibility of information                      included in
office in Edinburgh is                                                being inadvertently passed                      the C&R
currently sublet to Merrill                                           between the ML employees and                    Monitoring
Lynch, the Team based there                                           First State's investment team                   Programme
analyse UK and European                                               the only First State employees
insurance and utilities                                               based in the basement are the
companies. A conflict would                                           Office Manager and Facilities
exist if information regarding                                        Co-ordinator. ML only have
such companies or our trading                                         access to the basement via
in them was passed between                                            their own entrance and access
First State and Merrill Lynch                                         is blocked to the rest of the
employees.                                                            building - only via security
                                                                      card.

Daily in-flows/out flows from                       X                 Retail Dealers are not                Yes       Yes:
the ICVC: Whether the price is                                        permitted to discuss                            included in
swung up or down is dependent                                         inflows/outflows with other                     the C&R
on whether there are net                                              departments prior to decisions                  Monitoring
inflows or outflows into/out of                                       to swing being made so as to                    Programme
a particular sub-fund. On                                             ensure that such information is
occasion central dealing                                              not used to influence decisions
execute deals on behalf of                                            to deal/not deal.
segregated clients in the ICVC,
additionally the Sales Team on
occasion discuss with clients
whether they are intending to
invest/disinvest in the

                         (FIRST STATE INVESTMENTS LOGO)

OEIC. A conflict would exist if
details of fund
in-flows/out-flows were
disclosed to the Equity Dealing
Team or a client prior to the
12pm valuation point.

Personal account dealing:                           X                 First State has developed a           Yes       Yes:
Employees of First State have a                                       policy and procedures in order                  Reviewed
duty to place the interests of                                        to meet the regulatory                          monthly by
our clients above their own. A                                        requirements relating to PA                     C&R and
conflict could arise if an                                            dealing and to ensure fairness                  included in
employee traded a security                                            to its clients. The policy                      the C&R
which First State was also                                            seeks to ensure that at all                     Monitoring
looking to trade for a client,                                        times the interests of clients                  Programme
the client could be                                                   are placed first and that
disadvantaged due to the                                              individuals do not take
employee's deal.                                                      inappropriate advantage of
                                                                      their position within First
                                                                      State. Certain transactions are
                                                                      exempt from the policy due to
                                                                      them not posing a risk to the
                                                                      fair treatment of customers;
                                                                      all other trades by staff or
                                                                      their immediate family require
                                                                      pre-authorisation by the
                                                                      appropriate head of desk.

External Appointments:                              X                 In order to ensure that there         Yes       No
Employees owe their first                                             is no conflict; employees must
business loyalty to First                                             obtain the prior approval of
State. There may be a potential                                       the Chief Executive Officer
conflict of interest if an                                            before accepting an executive
employee was to also work for                                         or non-executive directorship
another organisation, where                                           or other appointment of any
that service conflicted with                                          company, partnership or other
the interests of First State.                                         legal entity outwith the First
                                                                      State Group.

                         (FIRST STATE INVESTMENTS LOGO)

Employment of next of kin/                          X                 All employees of First State          Yes       No
associates: A potential                                               have signed confidentiality
conflict could arise due to a                                         agreements in respect of client
member of an employee of First                                        and Group information. It is a
State's family or a close                                             disciplinary offence for an
associate working for a company                                       employee to disclose
which is either a competitor of                                       information concerning the
First State's or a company with                                       Group other than that which has
which First State is in a                                             been specifically designed and
business relationship. The main                                       authorised for publication.
issues would be either that
confidential information was                                          With reference to brokers used
passed to an individual at a                                          by First State in the execution
competing firm or that First                                          of trades. Only approved
State gave a disproportionate                                         brokers are used, in order for
amount of business to a broker                                        a broker to be approved, an
due to the relationship. In                                           assessment is carried out as to
both cases the conflict would                                         the firm's ability to meet the
arise due to the employee of                                          following criteria: financial
First State owing a duty to                                           strength, profitability,
First State and its clients and                                       leverage, ethical standards and
the relationship between the                                          acceptance of our standard
employee of First State and the                                       commission rates. The Head of
other firm.                                                           Investment Operations is
                                                                      responsible for authorising any
                                                                      changes to the approved broker
                                                                      list. On a quarterly basis the
                                                                      performance of each broker is
                                                                      reviewed by Investments,
                                                                      Dealing, Investment Operations
                                                                      and Settlements. Broker
                                                                      allocation is determined based
                                                                      on the views of the above
                                                                      departments and the brokers
                                                                      deemed to be providing the best
                                                                      service are allocated the
                                                                      largest percentages of dealing.
                                                                      The allocation is then
                                                                      monitored so as to ensure that
                                                                      brokers receive their requisite
                                                                      allocation.

                         (FIRST STATE INVESTMENTS LOGO)

Trades in companies which have                      X                 Each of the Directors of the          Yes       Yes
as their directors persons who                                        investment companies managed by
are also directors of                                                 First State has been asked to
investment companies managed by                                       provide a list of their other
First State.                                                          directorships and these other
                                                                      companies have been placed on a
                                                                      prohibition list.

Gifts/Hospitality: A conflict          X            X                 See the Gifts and Hospitality         Yes       Yes
could arise if an employee                                            Policy.
accepted a gift or hospitality
from an individual in the course                                      General requirement is that
of their employment if this                                           gifts cannot be retained and
affects their judgement in the                                        that hospitality can only be
exercise of their duties or                                           accepted if pre-clearance is
places them under an obligation                                       obtained from the line manager
to reciprocate.                                                       and it has been established
                                                                      that accepting the hospitality
                                                                      will not affects their
                                                                      judgement in the exercise of
                                                                      their duties or places them
                                                                      under an obligation to
                                                                      reciprocate.

                         (FIRST STATE INVESTMENTS LOGO)

                     GIFTS AND CORPORATE HOSPITALITY POLICY

6. GIFTS & CORPORATE HOSPITALITY POLICY

1. INTRODUCTION

First State Investments must take reasonable steps to ensure that neither it nor its directors and employees give or receive any inducement which is likely to conflict with any duties of the recipient (or the recipient's employer) owed to Customers.

2. PURPOSE

These procedures are intended to meet the objective of the Rule, which is to prohibit inducements, if these could be damaging to customers' interest. First State Investments must take reasonable steps to ensure that there is no transgression either by itself or by any person who acts on its behalf.

3. SCOPE

There is no formal definition of what constitutes an inducement and so they may take many forms. These Procedures cover any form of gifts or corporate hospitality.

An Inducement does not include:

-    Disclosable commission or;

- Goods or services which can reasonably be expected to assist in the provision of Investment Services to Customers and which are provided under a Soft Commission Agreement.

The principle that should be applied in deciding whether a gift is an inducement is an objective test; Would an outsider consider that the recipient would act in a manner inconsistent with the duty owed to customers?

The Rules apply to both the offer and provision of gifts by or to all Directors and employees. The Procedures are to be applied consistently across the business.

The requirements apply to all employees of First State Investment Services (UK) Limited providing services to the following FSA Regulated Companies and directors and officers of those Companies:

-    Colonial First State Investment Managers (UK) Limited

-    First State Investments (UK) Limited

-    First State Investment Management (UK) Limited

-    First State Investments International Limited

These procedures describe all of the above companies under the name 'First State Investments' for ease.

                         (FIRST STATE INVESTMENTS LOGO)

                     GIFTS AND CORPORATE HOSPITALITY POLICY

4. PROCEDURES

The Procedures split the treatment of gifts and corporate hospitality.

4.1 GIFTS RECEIVED

All Gifts received by any employee or director must be given to the Office Manager where they will be retained for future distribution/raffling in a manner, which ensures fairness to all. The Office Manager must maintain a log of all gifts noting the recipient and the donor.

The Register will be reviewed periodically by Compliance & Risk.

There are a small number of exceptions to the above procedure as follows:

I.   Diaries and calendars;

II.  Literature of an educational nature

III. Gifts where the Head of Compliance & Risk has issued prior clearance for their retention

In the case of III above the Head of Compliance & Risk may exercise discretion only where in his opinion the gift is not an inducement and has a particular application for the recipient. The Form attached as Appendix 1 should be completed and submitted to the Head of Compliance & Risk who will retain a record of any prior clearance given. Approval maybe sought by e-mail where equivalent information is supplied.

4.2 CORPORATE HOSPITALITY RECEIVED

The acceptance of any Corporate Hospitality (i.e., Golf Days, Theatre, etc.) must be subject to prior clearance from the Line Manager responsible for that area or in the case of the Investment Division, the relevant Head of Desk or area. If the Manager is in doubt the Head of Compliance & Risk is the final arbiter.

The Form attached as Appendix 2 must be used in all cases to record that clearance has been given. This Form should be filed with the Compliance & Risk Department. Clearance may be given by e-mail where equivalent information is recorded and the Manager makes a positive statement of approval. E-mails should be copied to Compliance & Risk Department.

Clearance will not be given if the hospitality involves an employee or director or partner or other connected person being paid or receiving a contribution to travelling expenses or overnight accommodation.

Generally, First State Investment's policy is that Corporate Hospitality should be taken in the individual's own time.

4.3 GIFTS OFFERED

First State Investments may provide promotional gifts to Independent Financial Advisers, Authorised Persons and Clients with whom it deals.

In order to demonstrate that gifts do not exceed the principle of normal and reasonable there is a limit per intermediary of L50 per individual within that intermediary authorised to sell, authorised person or client company each calendar year. Calendars and diaries

                         (FIRST STATE INVESTMENTS LOGO)

                     GIFTS AND CORPORATE HOSPITALITY POLICY

are excluded from this limit. In all cases where this limit may be exceeded prior clearance must be sought from the Head of Compliance & Risk.

A register should be maintained within Sales and Marketing which records the issues of gifts. Additionally a register is maintained by Institutional Business Development. These will be subject to periodic review by Compliance & Risk.

Last Updated March 2006

                         (FIRST STATE INVESTMENTS LOGO)

                     GIFTS AND CORPORATE HOSPITALITY POLICY
                        APPENDIX 1 - GIFTS RECEIVED FORM

     GIFTS RECEIVED

     ALL GIFTS RECEIVED BY ANY EMPLOYEE OR DIRECTOR MUST BE GIVEN TO THE OFFICE MANAGER WHERE THEY WILL BE RETAINED FOR FUTURE DISTRIBUTION/RAFFLING IN A MANNER, WHICH ENSURES FAIRNESS TO ALL.

     THE OFFICE MANAGER MUST MAINTAIN A LOG OF ALL GIFTS NOTING THE RECIPIENT AND THE DONOR. THE REGISTER WILL BE REVIEWED PERIODICALLY BY COMPLIANCE & RISK.

     THERE ARE A SMALL NUMBER OF EXCEPTIONS TO THE ABOVE PROCEDURE AS FOLLOWS:

     DIARIES AND CALENDARS;
     LITERATURE OF AN EDUCATIONAL NATURE
     GIFTS WHERE THE HEAD OF COMPLIANCE & RISK HAS PRIOR CLEARANCE FOR THEIR RETENTION

     IN THE CASE OF III ABOVE THE COMPLIANCE & RISK OFFICER MAY EXERCISE DISCRETION ONLY WHERE IN HIS OPINION THE GIFT IS NOT AN INDUCEMENT AND HAS A PARTICULAR APPLICATION FOR THE RECIPIENT. THIS FORM MUST BE COMPLETED AND SUBMITTED TO THE HEAD OF COMPLIANCE & RISK WHO WILL RETAIN A RECORD OF ANY PRIOR CLEARANCE GIVEN. APPROVAL MAYBE SOUGHT BY E-MAIL WHERE EQUIVALENT INFORMATION IS SUPPLIED.

RECIPIENT NAME: _______________________

DESCRIPTION OF GIFT: ____________________________________________________

APPROX. VALUE: _______________

RECEIVED FROM: _________________________________


SIGNATURE
          ---------------------------

PRIOR CLEARANCE TO BE GIVEN BY THE HEAD OF COMPLIANCE & RISK

RATIONALE: __________________________________________________


SIGNATURE:                              DATE:
           --------------------------         ----------------------------------

                         (FIRST STATE INVESTMENTS LOGO)

                     GIFTS AND CORPORATE HOSPITALITY POLICY
                APPENDIX 2 - CORPORATE HOSPITALITY RECEIVED FORM

     CORPORATE HOSPITALITY RECEIVED

     THE ACCEPTANCE OF ANY CORPORATE HOSPITALITY (I.E., GOLF DAYS, THEATRE, ETC.) MUST BE SUBJECT TO PRIOR CLEARANCE FROM YOUR LINE MANAGER. IF THE MANAGER IS IN DOUBT THE HEAD OF COMPLIANCE & RISK IS THE FINAL ARBITER.

     THIS FORM MUST BE USED IN ALL CASES TO RECORD THAT CLEARANCE HAS BEEN GIVEN. THIS FORM SHOULD BE FILED WITH THE COMPLIANCE & RISK DEPARTMENT. CLEARANCE MAYBE GIVEN BY E-MAIL WHERE EQUIVALENT INFORMATION IS RECORDED AND THE MANAGER MAKES A POSITIVE STATEMENT OF APPROVAL. E-MAILS SHOULD BE COPIED TO COMPLIANCE & RISK DEPARTMENT.

     CLEARANCE WILL NOT BE GIVEN IF THE HOSPITALITY INVOLVES AN EMPLOYEE OR DIRECTOR OR PARTNER OR OTHER CONNECTED PERSON BEING PAID OR RECEIVING A CONTRIBUTION TO TRAVELLING EXPENSES OR OVERNIGHT ACCOMMODATION.

     GENERALLY, FIRST STATE INVESTMENT'S POLICY IS THAT CORPORATE HOSPITALITY SHOULD BE TAKEN IN THE INDIVIDUAL'S OWN TIME.

RECIPIENT NAME: _____________________   DATE OF EVENT ___________________

DESCRIPTION OF EVENT: ________________________________________________

APPROX. VALUE: ___________

INVITATION RECEIVED FROM: ______________________________________________

IN YOUR OPINION WOULD ATTENDANCE AT THE ABOVE EVENT

1. AFFECT YOUR JUDGEMENT IN THE EXERCISE OF YOUR DUTIES? _________

2. PLACE AN OBLIGATION UPON YOU TO RECIPROCATE?          _________


SIGNATURE:                              DATE:
           --------------------------         ----------------------------------

CLEARANCE TO BE GIVEN BY A LINE MANAGER


SIGNATURE:                              DATE:
           --------------------------         ----------------------------------

COMPLETED FORM TO BE FILED WITH COMPLIANCE & RISK DEPARTMENT

                         (FIRST STATE INVESTMENTS LOGO)

                             CONFIDENTIALITY POLICY

7. CONFIDENTIALITY

Information relating to any Client's portfolio or activities that is not available in the public domain is strictly confidential and should not be divulged or disclosed or allowed to be divulged or disclosed to anyone outside First State at all times unless proper prior written consent has been obtained from Client. This obligation shall survive even after an Access Person has ceased his or her employment with First State.

Information relating to First State business that is not available in the public domain is strictly confidential and should not be divulged or disclosed or allowed to be divulged or disclosed to anyone outside First State at all times unless authorised by the Chief Executive Officer. This obligation shall survive even after an Access Person has ceased his or her employment with First State.

From the time that an Access Person anticipates making a recommendation to purchase or sell a security, through the time that all transactions based on that recommendation have been completed or abandoned, the subject and content of the recommendation may be considered "inside information." Accordingly, ACCESS PERSONS must maintain the utmost confidentiality with respect to their recommendations during this period and may not discuss a contemplated recommendation with anyone outside of First State.

Any written or oral disclosure of information concerning First State, any Client, or particular purchase or sale transactions for Client accounts should be made only by persons who are specifically authorised by First State or the Client to release that information after consultation with the Compliance Officer.

The requirement to maintain confidentiality of Clients' information and First State business at all times is not intended to inhibit exchanges of information among ACCESS PERSONS.

                         (FIRST STATE INVESTMENTS LOGO)

                              WHISTLEBLOWING POLICY

8. FIRST STATE'S WHISTLEBLOWING POLICY

At First State we are aiming to develop a culture of honesty and openness. Therefore, it is crucial that any concerns, which you may have about suspected malpractice within First State are raised immediately.

We have devised an inhouse policy and procedure to cover the airing of genuine concerns which you may have about suspected malpractice in the firm. The policy and procedure is intended to conform to the guidance in the Public Interest Disclosure Act 1998 (PIDA).

You are encouraged to RAISE CONCERNS INTERNALLY in the first instance.

The policy and procedure is not incorporated by reference into your Contract of Employment.

POLICY

First State's Policy applies to all permanent and contract employees of the firm. It also applies to secondees, external consultants, contractors and agency personnel whilst at the firm.

Malpractice includes (but is not confined to): conduct likely to prejudice the standing of the FSA, breaches of internal rules and regulations, criminal offences or breaches of civil law, endangerment of the health and safety of any person, environmental damage and the deliberate concealment of any malpractice.

A qualifying disclosure under PIDA is one which, in the reasonable belief of the worker making the disclosure, suggests that one or more of the above has been committed, is being committed or is likely to be committed.

PIDA protects you in making a disclosure to First State where the disclosure meets the requirements set out above and is made in good faith.

In raising a malpractice concern, you may assume that only those First State staff investigating the malpractice concerned will know your identity. There may be circumstances, however, in which we may be required to reveal your identity. If this is the case, we will take all reasonable steps to ensure that you suffer no detriment.

If you raise a malpractice concern please be assured that you will be taken seriously and will be treated fairly and justly by First State. We will take all reasonable steps to ensure that no person under our control engages in victimisation in any form.

Disciplinary action will be taken against anyone deliberately raising false and malicious allegations.

                         (FIRST STATE INVESTMENTS LOGO)

                             WHISTLE BLOWING POLICY

PROCEDURE

1. RAISING A CONCERN: if you have a malpractice concern, you should inform your immediate manager and Head of Division of the concern. Your Head of Division will then raise the matter with the Head of Legal, Compliance & Risk (Rajeev Gupta and in his absence a member of the Legal Team). If the concern involves your immediate manager or Head of Division, or for any reason you would prefer them not to be told, you may raise the matter directly with the Head of Legal, Compliance & Risk.

2. If you feel you need to take advice before doing so, you may contact the independent charity, Public Concern at Work on (Tel: 020 7404 6609) www.pcaw.co.uk or in Scotland (Tel: 0141 550 7572) www.scotland@pcaw.co.uk. They provide free confidential legal advice on whistleblowing matters. But remember that there is no "gateway" to allow you to disclose any confidential information to them.

3. If you have disclosed your worry internally and you are concerned either by the response or lack of response, or if you feel unable to talk to anyone internally for whatever reason, you can contact:

FSA's direct whistleblowing number 020 7066 9200

FSA's direct email address whistle@fsa.gov.uk

Further information is available at www.fsa.gov.uk/whistle/

http://www.fsa.gov.uk/pubs/other/whistle_info.pdf

PLEASE SEND LETTERS TO:
Authorisation Enquiries Department (ref PIDA)
Financial Services Authority
25 The North Colonnade, Canary Wharf
London E14 5HS

4. Fact Find: as the person raising the malpractice concern, you may be accompanied at any fact finding meeting(s) by a fellow employee of your choice who may be a friend or colleague. You may confer with your companion during the course of the meeting and he/she may address the meeting but may not answer questions on your behalf. Individual(s) under investigation may also be accompanied on the same basis. The Head of Legal, Compliance & Risk may be accompanied by any member of First State staff.

5. Investigation: the Head of Legal, Compliance & Risk will conduct a full investigation with the objective of establishing whether malpractice has occurred. The format of the investigation may vary depending upon the circumstances.


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                         (FIRST STATE INVESTMENTS LOGO)

                             WHISTLE BLOWING POLICY

6. Finding: the Head of Legal, Compliance & Risk will communicate the findings of the investigation to: a) you as the person raising the malpractice concern;
b) the individual(s) under investigation; and, if appropriate c) those members of First State management or external authorities who need to consider whether action should be taken on the basis of the findings.

Last Updated February 2006


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                         (FIRST STATE INVESTMENTS LOGO)

                           COMPLIANCE RESPONSIBILITIES

8. COMPLIANCE RESPONSIBILITIES

Monitoring

Legal, Compliance & Risk will monitor adherence with the policy as part of the Compliance Monitoring Programme.

Annual Report

Compliance will produce a written Report for submission to the Audit & Risk Committee at least once a year, that;

(i) describes issues that arose during the previous year under these procedures including, but not limited to, information about material breaches and the sanctions imposed in response to those material violations and;

(ii) certifies that First State has adopted appropriate procedures consistent with the requirements of the Rules.

This Report will be made available to Clients where requested, for example US Investment Company's.

Filings and Record Keeping

Compliance will maintain the records and filings and advise when a Report has to be filed. The Records will only be available to the Senior Management Committee, Directors and FSA/SEC.

The records maintained shall include:

     - A copy of this Policy (including any other documents which form part of the First State Investments Code of Ethics) and any other Policy in effect during the most recent 5 year period.

     - All written acknowledgements from employees of receipt of the Policy/First State Code of Ethics.

     -    A record of any breaches of the Policy and action taken.

     -    A copy of all reports submitted by Compliance.

     - A list of persons covered by the Policy for the most recent 5-year period and copies of all reports filed during that period.

     -    A copy of each completed authorization form.


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